UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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AUTODESK, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 29, 2013
Dear Autodesk Stockholder:
You are cordially invited to attend Autodesk’s 2013 Annual Meeting of Stockholders to be held on Thursday, June 13, 2013, at 3:00 p.m., Pacific Time, at our San Francisco office, The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105.
The 2013 Annual Meeting of Stockholders will be held for the following purposes:

1.	To elect the nine directors listed in the accompanying Proxy Statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014;

3.	To hold a non-binding vote to approve compensation for our named executive officers; and

4.	To transact such other business as may properly come before the Annual Meeting.
The accompanying Notice of 2013 Annual Meeting of Stockholders and Proxy Statement describe these proposals in greater detail. We encourage you to read this information carefully.
This year we are once again relying on the Securities and Exchange Commission rule that allows us to furnish our proxy materials to our stockholders over the Internet rather than in paper form. We believe this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without hindering our stockholders' timely access to this important information.

We hope that you will be able to attend this year's Annual Meeting. We will report on fiscal 2013, and there will be an opportunity for all stockholders present to ask questions. Whether or not you plan to attend the meeting, please ensure that you are represented by voting in advance. You can vote on the Internet, by telephone, or by requesting, signing and returning a proxy card. Your vote is important.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Carl Bass
President and Chief Executive Officer

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Thursday, June 13, 2013, at 3:00 p.m., Pacific Time.
Place	Autodesk’s San Francisco office, located at: The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105.
Items of Business	(1)	To elect the nine directors listed in the accompanying Proxy Statement to serve for the coming year and until their successors are duly elected and qualified.
	(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014.
	(3)	To hold a non-binding vote to approve compensation for our named executive officers.
	(4)	To transact such other business as may properly come before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice of 2013 Annual Meeting of Stockholders.
Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote if you were a stockholder of record as of the close of business on April 19, 2013.
Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and to vote. You can vote on the Internet, by telephone, or by requesting, signing and returning your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2013 Annual Meeting and Procedural Matters” beginning on page 1 of the Proxy Statement and the instructions on the notice of Internet availability of proxy materials.

All stockholders are cordially invited to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you previously signed and returned a proxy card or voted on the Internet or by telephone.

By Order of the Board of Directors,

Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary
This notice of Annual Meeting, Proxy Statement and accompanying form of proxy card are being distributed and made available on or about April 29, 2013.

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND PROCEDURAL MATTERS

2013 Annual Meeting

Q: Why am I receiving these proxy materials? ______________________________________________________________________________________________________

A: The Board of Directors (“Board”) of Autodesk, Inc. (“Autodesk,” “we” or “our”) is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 13, 2013, at 3:00 p.m., Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We are providing these materials to all of our stockholders through a Notice of Internet Availability of Proxy Materials (the “Notice”) unless a stockholder has specifically requested a full set paper copy of this Proxy Statement together with our fiscal year 2013 Annual Report.

Q: Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of this Proxy Statement and fiscal year 2013 Annual Report?
______________________________________________________________________________________________________

A: We are once again relying on a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows us to send all of our stockholders a Notice that explains how to access the proxy materials over the Internet or how to request a paper copy of proxy materials. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice. Proxy materials for our 2014 and future annual meetings of stockholders will be delivered to all of our stockholders by a Notice rather than in paper form unless a stockholder specifically requests to receive printed proxy materials.

Q: Why did I receive a full set paper copy of this Proxy Statement in the mail and not a Notice regarding the Internet availability of proxy materials?
____________________________________________________________________________________________________

A: Stockholders who previously requested full paper copies of the proxy materials are receiving paper copies of the proxy materials instead of a Notice this year. If you would like to reduce the costs we incur in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided at www.autodesk.com under “Investor Relations” or on your proxy card or voting instruction form.

Q: Where is the Annual Meeting?______________________________________________________________________________________________________

A: The Annual Meeting will be held at Autodesk’s San Francisco office, located at The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105. The telephone number at that location is (415) 356-0700. Directions and maps to the Annual Meeting are available at www.autodesk.com under “Contact Us.”

2013 Proxy Statement 1

Q: Can I attend the Annual Meeting?______________________________________________________________________________________________________

A: Yes, you can attend the Annual Meeting in person if you are a stockholder of record or a beneficial owner as of April 19, 2013 (the “Record Date”). Please notify David Gennarelli, Autodesk's Director of Investor Relations, by telephone at (415) 507-6705 or by email at investor.relations@autodesk.com if you plan to attend the Annual Meeting. You will need proof of identity to enter the Annual Meeting. If your shares are held in a brokerage account or by a bank or another nominee, you also will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. The Annual Meeting will begin promptly at 3:00 p.m., Pacific Time. Please leave ample time for parking and to check in.

Stock Ownership

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
______________________________________________________________________________________________________

A: Stockholders of record—If your shares are registered directly in your name with Autodesk’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, these proxy materials have been sent directly to you by Autodesk.

Beneficial owners—Most Autodesk stockholders hold their shares through a broker, trustee or nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker, trustee or nominee. That entity is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to do so.

Quorum and Voting

Q: Who is entitled to vote at the Annual Meeting?______________________________________________________________________________________________________

A: Holders of record of Autodesk’s Common Stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. Beneficial owners have the right to direct their broker, trustee or nominee on how to vote their shares, as described above. Stockholders are entitled to cast one vote for each share of Common Stock they hold as of the Record Date.

As of the Record Date, there were 224,323,071 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of Autodesk’s Preferred Stock were outstanding.

Q: How many shares must be present or represented to conduct business at the Annual Meeting?______________________________________________________________________________________________________

A: The presence of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders are counted as present if they are present in person at the Annual Meeting or have properly submitted a proxy card. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

Q: What are “broker non-votes”?______________________________________________________________________________________________________

A: Generally, if shares are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can still vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, trustee or nominee holding the shares as to how to vote on matters deemed “non-routine.” If a broker or other record holder of our Common Stock

2013 Proxy Statement 2

indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a broker or other agent, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Q: Which ballot measures are considered “routine” or “non-routine”?______________________________________________________________________________________________________

A: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014 (Proposal 2) is considered routine under applicable rules. A broker, trustee or nominee holding shares may generally vote on routine matters, so there should not be any broker non-votes in connection with Proposal 2. The election of the nine directors listed in the accompanying Proxy Statement (Proposal 1) and the advisory vote on executive compensation (Proposal 3) are matters considered non-routine under applicable rules. A broker or other agent cannot vote without instructions on non-routine matters, so there may be broker non-votes on Proposal 1 and Proposal 3.

Q: How can I vote my shares in person at the Annual Meeting?
______________________________________________________________________________________________________

A: If you hold shares in your name as the stockholder of record, you may vote those shares in person at the Annual Meeting. If you hold shares beneficially in street name, you may vote those shares in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to do so. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described below so that your vote will be counted if you later decide not to attend.

Q: How can I vote my shares without attending the Annual Meeting?
______________________________________________________________________________________________________

A: If you are a stockholder of record, you may instruct the proxy holders how to vote your shares in one of three ways:

•	by using the Internet voting site,

•	by calling the toll-free telephone number listed on the proxy card and Notice, or

•
by requesting a proxy card from Autodesk by telephone at (415) 507-6705 or by email at investor.relations@autodesk.com, and completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided.

Proxy cards submitted by mail must be received by the time the Annual Meeting begins in order for your shares to be voted. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.

Specific instructions for using the telephone and Internet voting systems are on the proxy card and Notice. The telephone and Internet voting systems for stockholders of record will be available until 11:59 p.m. (Eastern Time) on June 12, 2013.

If you are a beneficial owner, you will receive instructions from your broker, trustee or nominee that you must follow in order to have your shares voted. These instructions will indicate if Internet and telephone voting are available, and if so, how to access and use those methods.

Q: What proposals will be voted on at the Annual Meeting?
______________________________________________________________________________________________________

A: At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect the nine directors named in this Proxy Statement to serve for the coming year and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2014; and

(3)	To approve, on an advisory basis, the compensation of our named executive officers.

2013 Proxy Statement 3

Q: What is the voting requirement to approve these proposals?
______________________________________________________________________________________________________

A: Proposal One—A majority of the votes duly cast is required for the election of each director. If the number of shares voted “for” a director nominee exceeds the number of votes cast “against,” the nominee will be elected as a director of Autodesk to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nine nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Two—The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Ernst & Young LLP as Autodesk’s independent registered public accounting firm.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

Proposal Three—The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

Q: What happens if I do not cast a vote?
______________________________________________________________________________________________________

A: Stockholders of record—If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners—If you hold your shares in street name and you do not cast your vote, your broker, trustee or nominee can use its discretion to vote on ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, you must cast your vote if you want it to count in the election of directors and the non-binding approval of compensation for our named executive officers.

In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker was allowed to vote on your behalf as the broker deemed appropriate. Due to recent rule changes, your broker may no longer vote your uninstructed shares with respect to Proposal One or Proposal Three. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Autodesk’s independent registered public accounting firm (Proposal Two).

Q: How does the Board recommend that I vote?
______________________________________________________________________________________________________

A: The Board unanimously recommends that you vote your shares “FOR” the election of each of the nine nominees listed in Proposal One, “FOR” the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2014, and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Q: If I sign a proxy, how will it be voted?
______________________________________________________________________________________________________

A: All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked before the polls are closed will be voted in accordance with the instructions on those proxy cards. If no instructions are indicated on an otherwise properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board.

2013 Proxy Statement 4

Q: What happens if additional matters are presented at the Annual Meeting?
______________________________________________________________________________________________________

A: If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (for the purpose of soliciting additional proxies or otherwise), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q: Can I change or revoke my vote?
______________________________________________________________________________________________________

A: If you are a beneficial owner, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting, subject to any rules or procedures your broker, trustee or nominee may have,.

If you are a stockholder of record, there are two ways you can change your vote. Before your shares are voted at the Annual Meeting, you can file with Autodesk's General Counsel a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares. Alternatively, you can attend the Annual Meeting and vote in person. (Simply attending the Annual Meeting without actually voting will not revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change that vote by subsequently making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, there are two ways you can change your vote. You can submit new voting instructions to your broker, trustee or nominee. Alternatively, if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, you can attend the Annual Meeting and vote in person.

Any written notice of revocation or subsequent proxy card must be received by Autodesk's General Counsel before the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand-delivered to Autodesk's General Counsel or sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel.

Q: Who will bear the costs of soliciting votes for the Annual Meeting?
______________________________________________________________________________________________________

A: Autodesk will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. Autodesk may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Autodesk may also solicit proxies in person or by other means of communication. Such directors, officers and employees may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation, but will not receive any additional compensation. Autodesk has engaged the services of AST Phoenix Advisors, a professional proxy solicitation firm, to aid in the solicitation of proxies from stockholders, including certain brokers, trustees, nominees and other institutional owners, for a fee of approximately $8,500 plus costs and expenses.

Q: Where can I find the voting results of the Annual Meeting?
______________________________________________________________________________________________________

A: We intend to announce preliminary voting results at the Annual Meeting and expect to provide final results in a Current Report on Form 8-K within four business days of the Annual Meeting. In addition, the results will be posted on our website, at www.autodesk.com under “Investor Relations.”

2013 Proxy Statement 5

Stockholder Proposals and Director Nominations at Future Meetings

Q: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
______________________________________________________________________________________________________

A: Stockholders may present proper proposals for inclusion in Autodesk's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Autodesk's General Counsel in a timely manner. In order to be included in the proxy statement for the 2014 Annual Meeting of Stockholders, proposals must be received by Autodesk's General Counsel no later than December 30, 2013, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”).

In addition, Autodesk's Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by or at the direction of the Board, or by any stockholder entitled to vote who has delivered written notice to Autodesk's General Counsel during the Notice Period (as defined below). Any such notice must contain specified information concerning the nominee(s) and the stockholder proposing such nomination(s). A stockholder who wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for director should read the procedures discussed in “Corporate Governance-Nominating Process for Recommending Candidates for Election to the Board” on page 21 of this Proxy Statement.

Autodesk's Bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board, or (3) by a stockholder who has delivered written notice setting forth all information required by Autodesk's Bylaws to Autodesk's General Counsel during the Notice Period (as defined below).

For the purposes described above, the “Notice Period” begins 75 days before the one-year anniversary of the date on which Autodesk first mailed its proxy materials for the previous year's annual meeting of stockholders, and lasts for 30 days. As a result, the Notice Period for the 2014 Annual Meeting of Stockholders will be from February 13, 2014 to March 15, 2014.

If a stockholder who has notified Autodesk of an intention to present a proposal at an annual meeting does not appear to present that proposal, Autodesk need not present the proposal for vote at such meeting.

Q: How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?
______________________________________________________________________________________________________

A: You can obtain a copy of the full text of the bylaw provisions discussed above by writing to the General Counsel of Autodesk or from www.autodesk.com under “Investor Relations-Corporate Governance.” All notices of proposals by stockholders should be sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel.

Additional Information About the Proxy Materials

Q: What should I do if I receive more than one set of proxy materials?
______________________________________________________________________________________________________

A: You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards, voting instruction cards or Notices. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each account. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each Autodesk proxy card or voting instruction card that you receive to ensure that all your shares are voted.

2013 Proxy Statement 6

Q: How may I obtain a separate Notice or a separate set of proxy materials and Fiscal Year 2013 Annual Report?
______________________________________________________________________________________________________

A: If you share an address with another stockholder, you may not each receive a separate Notice or a separate copy of the proxy materials and Fiscal Year 2013 Annual Report.

Stockholders who do not receive a separate Notice or a separate copy of the proxy materials and Fiscal Year 2013 Annual Report may request their own documents by calling (415) 507-6705 or by sending an email to investor.relations@autodesk.com. Similarly, stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials and Fiscal Year 2013 Annual Report can request to receive a single copy by following the instructions above.

Q: What is the mailing address for Autodesk’s principal executive offices?
______________________________________________________________________________________________________

A: Autodesk’s principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903.
Any written requests for additional information, additional copies of the proxy materials and Fiscal Year 2013 Annual Report, notices of stockholder proposals, recommendations for candidates to the Board, communications to the Board or any other communications should be sent to this address.

Our Internet address is www.autodesk.com. The information posted on our website is not incorporated into this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 13, 2013

The Proxy Statement and Annual Report to Stockholders are available at:

https://materials.proxyvote.com/052769

2013 Proxy Statement 7

PROPOSAL ONE - ELECTION OF DIRECTORS

Nominees

Autodesk's Bylaws currently set the number of directors at ten. Charles J. Robel has informed the Board that he will not seek reelection to the Board at the Annual Meeting. Accordingly, upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated nine individuals to be elected at the Annual Meeting. All of the nominees are presently directors of Autodesk and have consented to being named in this Proxy Statement and to serving as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. Your proxy cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement.

In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the Board to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

_____________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
NOMINEES LISTED BELOW.
______________________________________________________________________________________________________

Information and Qualifications

The name, age as of March 31, 2013, certain biographical information about each nominee and the nominees' unique qualifications to serve on the Board are set forth below. There are no family relationships among any of our directors or executive officers.

See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board, including procedures for nominations of directors.

2013 Proxy Statement 8

Carl Bass
President and Chief Executive Officer, Autodesk, Inc.
Age: 55
Director since 2006

Mr. Bass joined Autodesk in September 1993 and has served as President and Chief Executive Officer since May 2006. Mr. Bass served as Interim Chief Financial Officer from August 2008 to April 2009. From June 2004 to April 2006, Mr. Bass served as Chief Operating Officer. From February 2002 to June 2004, Mr. Bass served as Senior Executive Vice President, Design Solutions Group. From August 2001 to February 2002, Mr. Bass served as Executive Vice President, Emerging Business and Chief Strategy Officer. From June 1999 to July 2001, he served as President and Chief Executive Officer of Buzzsaw.com, Inc., a spin-off from Autodesk. Mr. Bass has also held other executive positions within Autodesk. Mr. Bass was a director of McAfee, Inc. from January 2008 until its acquisition by Intel Corporation in February 2011. Mr. Bass has served on the board of directors of E2open, Inc. since July 2011.

Mr. Bass brings to the Board extensive experience in the technology industry and has spent nearly two decades in management roles within Autodesk. As our President and Chief Executive Officer, Mr. Bass possesses a deep knowledge and understanding of Autodesk's business, operations, and employees; the opportunities and risks we face; and management's strategy and plans for accomplishing Autodesk's goals. His service on the boards of directors of McAfee and E2open provided Mr. Bass with a strong understanding of his role as a director.

Pursuant to Mr. Bass' employment agreement, Autodesk has agreed to continue to nominate Mr. Bass to serve as a member of the Board for as long as he is employed by Autodesk.

Crawford W. Beveridge
Non-Executive Chairman of the Board of Directors, Autodesk, Inc.
Age: 67
Director since 1993

Mr. Beveridge is the non-executive Chairman of the Board of Directors. From April 2006 until January 2010, Mr. Beveridge served as Executive Vice President and Chairman EMEA, APAC and the Americas of Sun Microsystems, Inc. From March 1985 to December 1990 and from March 2000 to April 2006, Mr. Beveridge held other positions at Sun Microsystems, including Executive Vice President and Chief Human Resources Officer. From January 1991 to March 2000, Mr. Beveridge served as the Chief Executive Officer of Scottish Enterprise. Before joining Sun Microsystems in 1985, he held HR management positions in the United States and Europe with Hewlett-Packard, Digital Equipment Corporation and Analog Devices Inc. Mr. Beveridge has served as a non-executive board member of iomart Group plc since September 2011.

Mr. Beveridge is independent and his three decades of experience in the high technology industry provide him with a deep understanding of Autodesk's technology and business. His management positions with Sun Microsystems have also provided him with critical insight into the operational requirements of a global company and the management and consensus-building skills required to lead our Board as non-executive Chairman.

Mr. Beveridge's extensive international experience, gained from his roles as Chief Executive of Europe's largest economic development agency and as a member of the Council of Economic Advisers for Scotland, provides a valuable perspective to our Board.

2013 Proxy Statement 9

J. Hallam Dawson
Director
Age 76
Director since 1988

Mr. Dawson is the founder of IDI Associates, a private investment bank specializing in Latin America, and served as Chairman of its board of directors from September 1986 to December 2012. From 1975 to 1984 he held positions at Crocker National Bank, including serving as president and a member of the board from 1980 to 1984. Prior to joining Crocker, Mr. Dawson was with The First National Bank of Chicago for 14 years.

Mr. Dawson, our longest serving independent director, brings to our Board over five decades of experience with finance, capital markets and accounting. He has a deep understanding of Autodesk's business and technology. As the former president of one of the country's largest banks, Mr. Dawson has the financial acumen necessary to serve on our Audit Committee. His deep international experience also provides him with an understanding of the challenges facing a global company. Mr. Dawson also brings strong consensus-building skills and a functional understanding of the role of the board of directors developed through his service as a director of public and private companies and a charitable organization.

Thomas Georgens
Director
Age: 53
Director since 2013

Mr. Georgens has served as the Chief Executive Officer and President of NetApp, Inc., a provider of data management solutions, since August 2009, and as a member of its board of directors since March 2008. Mr. Georgens joined NetApp in October 2005 as Executive Vice President and General Manager of Enterprise Storage Systems, and served as Executive Vice President of Product Operations from January 2007 through February 2008, and as President and Chief Operating Officer from February 2008 to August 2009. From 1996 to 2005, Mr. Georgens served in various roles at LSI Corporation, an electronics design company, and its subsidiaries, including as Chief Executive Officer of Engenio, President of LSI Logic Storage Systems, and Executive Vice President of LSI Logic. Prior to LSI, Mr. Georgens spent 11 years at EMC Corporation, a computer storage and data management company, in a variety of engineering and marketing positions. Mr. Georgens has been a member of the boards of directors of NetApp since March 2008 and Electronics for Imaging since April 2008.

Mr. Georgens, the newest member of our Board, is independent and has extensive experience in the technology industry. With over 25 years of experience working with various technology companies, he has a firm understanding of Autodesk's industry, business and technology. Mr. Georgens' experience at NetApp, including his executive and operational roles, and his service on the boards of directors of NetApp and Electronics for Imaging, gives Mr. Georgens a clear understanding of his role as a director.

2013 Proxy Statement 10

Per-Kristian Halvorsen
Director
Age: 61
Director since 2000

Dr. Halvorsen has served as Chief Innovation Officer and Senior Vice President of Intuit, Inc. since January 2009. Previously, he served as Intuit's Chief Technology Innovation Officer from 2006 to 2007 and Chief Technology Officer from 2007 to 2008. He was Vice President and Director of the Solutions and Services Research Center at HPLabs from 2000 to 2005. Prior to holding these positions, Dr. Halvorsen was a laboratory director at the Xerox Palo Alto Research Center (Xerox PARC), where he worked for 17 years. Dr. Halvorsen has been a member of the board of directors of Iron Mountain Incorporated since September 2009.

Dr. Halvorsen is independent and has extensive experience in the technology industry. His over two decades of experience working with various technology companies provides him with a firm understanding of Autodesk's industry, business and technology. His service on the boards of directors of Symantec Corporation and Iron Mountain Inc., where he also serves on the nominating and governance committee, give Dr. Halvorsen a clear understanding of his role as a director and provides him with the corporate governance knowledge necessary to serve as Chairman of our Corporate Governance and Nominating Committee.

Mary T. McDowell
Director
Age: 48
Director since 2010

Ms. McDowell served as Executive Vice President in charge of Nokia's Mobile Phones unit from July 2010 to July 2012. Previously, Ms. McDowell served as Executive Vice President and Chief Development Officer of Nokia Corporation from January 2008 to July 2010 and as Executive Vice President and General Manager of Enterprise Solutions of Nokia from January 2004 to December 2007. Prior to joining Nokia in 2004, Ms. McDowell spent 17 years in various executive, managerial and other positions at Compaq Computer Corporation and Hewlett-Packard Company, including serving as Senior Vice President, Industry-Standard Servers of Hewlett-Packard. Ms. McDowell also served as a director of NAVTEQ Corporation from July 2008 until July 2010.

Ms. McDowell is independent and brings to our Board extensive management experience in the technology industry. Her two and a half decades of experience working for global technology companies focused on innovation and collaboration provide her with a firm understanding of Autodesk's core mission, business and technology. Ms. McDowell is also a frequent public speaker on topics including strategy leadership and consumer centricity. Her years of service as an executive officer at Nokia and other technology companies, including Compaq Computer and Hewlett-Packard, provide her with the executive compensation knowledge necessary to serve on our Compensation and Human Resources Committee.

2013 Proxy Statement 11

Lorrie M. Norrington
Director
Age: 53
Director since 2011

Ms. Norrington has over 30 years of operating experience in technology, software, and Internet businesses. Before leaving eBay, Inc. in March 2011, Ms. Norrington served as President of eBay Marketplace from July 2008 to September 2010. Previously, she served in a number of senior management roles at eBay from July 2006 until July 2008. Prior to joining eBay, Ms. Norrington served from June 2005 to July 2006 as President and CEO of Shopping.com, Inc., an online shopping comparison site. Prior to joining Shopping.com, Ms. Norrington served from August 2001 to January 2005 initially as Executive Vice President of small business, and later in the office of the CEO, at Intuit Inc., a business and financial management software company. Prior to joining Intuit, Ms. Norrington served in a variety of executive positions at General Electric Corporation over a twenty-year period, working in a broad range of industries and businesses. Ms. Norrington has served on the board of directors of DIRECTV since February 2011. She served on the boards of directors of McAfee, Inc. from December 2009 until its acquisition by Intel in February 2011, and Shopping.com from November 2004 to August 2005.

Ms. Norrington is independent and has extensive experience in online commerce and valuable management experience in the technology industry. Her three decades of building businesses and adapting to and capitalizing on rapid technological advancement provide Ms. Norrington with a strong understanding of Autodesk's industry, business and technology and the challenges Autodesk faces as we evolve our business model and adapt to customer needs and demands. Her experience as a chief executive officer provides her with the financial acumen necessary to serve on our Audit Committee. Also, she is an accredited fellow of the National Association of Corporate Directors and brings significant governance knowledge to the Board.

Stacy J. Smith
Director
Age: 50
Director since 2011

Mr. Smith has served as the Senior Vice President and Chief Financial Officer of Intel Corporation since January 2010. Mr. Smith joined Intel in 1988, became Vice President of Sales and Marketing in 2002, was appointed Vice President, Finance and Enterprise Services, and Chief Information Officer in May 2004, was appointed Vice President, Assistant Chief Financial Officer in March 2006, and in October 2007 was appointed Vice President, Chief Financial Officer. Mr. Smith has been a director of Gevo, Inc. since June 2010.

Mr. Smith is independent and brings over two decades of experience in the technology industry. Mr. Smith's experience at Intel, including his finance and executive roles, and his time spent overseas, provide him with a strong understanding of Autodesk's industry, business and international operational challenges. Mr. Smith's years of service as an executive officer at Intel provide him with the corporate governance knowledge necessary to serve on our Compensation and Human Resources Committee.

2013 Proxy Statement 12

Steven M. West
Director
Age: 57
Director since 2007

Mr. West is a founder and partner of Emerging Company Partners, LLC, a technology consulting firm formed in January 2004. Mr. West served as Chief Operating Officer of nCUBE Corporation, a provider of on-demand media systems, from December 2001 to July 2003. Prior to joining nCUBE, he was the President and Chief Executive Officer of Entera, Inc. from September 1999 until it was acquired in January 2001. From June 1996 to September 1999, he was President and Chief Executive Officer of Hitachi Data Systems. Prior to that, Mr. West worked at Electronic Data Systems Corporation from November 1984 to June 1996. Mr. West has served as a director of Cisco Systems, Inc. since April 1996.

Mr. West is independent and has extensive experience in the information technology industry. His three decades of experience, which includes founding Emerging Company Partners, provide Mr. West with a firm understanding of Autodesk's industry, business and technology. His past service on the boards of directors of several public and private companies provides Mr. West with a firm understanding of his role as a director. In addition, his service as a director and his participation in numerous audit committee and compensation committee focus groups provide Mr. West with the leadership skills and executive compensation knowledge necessary to serve as the Chairman of our Compensation and Human Resources Committee.

2013 Proxy Statement 13

PROPOSAL TWO - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Autodesk for the fiscal year ending January 31, 2014, and recommends that the stockholders vote to ratify that appointment. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Autodesk and its stockholders.

Ernst & Young LLP has audited our financial statements annually since the fiscal year ended January 31, 1983.

We expect a representative of Ernst & Young LLP to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

______________________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
______________________________________________________________________________________________________

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Autodesk by Ernst & Young LLP and its affiliates for the fiscal years ended January 31, 2013, and 2012.

	Fiscal 2013	Fiscal 2012
	(in thousands)
Audit Fees (1)	$3,123.1	$2,479.1
Audit-Related Fees (2)	297.0	—
Tax Fees (3)	622.7	659.7
All Other Fees (4)	250.0	80.0
Total	$4,292.8	$3,218.8
 _________________

(1)
Audit Fees consisted of fees billed for professional services rendered for the integrated audit of Autodesk's annual financial statements and management's report on internal controls included in Autodesk's Annual Reports on Form 10-K, for the review of the financial statements included in Autodesk's Quarterly Reports on Form 10-Q and documents related to our December 2012 debt offering, and for other services, including statutory audits and services rendered in connection with SEC filings.

(2)
Audit-related fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to accounting-related consulting services.

(3)	Tax Fees consisted of fees billed for tax compliance, consultation and planning services.

(4)	Other fees consisted of fees for license compliance consultation services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP and its affiliates to Autodesk must be pre-approved by the Audit Committee. The Audit Committee utilizes the following procedures in pre-approving such services. The Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP and its affiliates during the year.

Periodically, the Audit Committee is presented with an update of all pre-approved audit and non-audit services conducted. Any new audit and non-audit services to be provided by Ernst & Young LLP and its affiliates are updated, if necessary. The Audit Committee reviews the update and approves the proposed services if such services are deemed acceptable.

2013 Proxy Statement 14

To ensure prompt handling of unexpected matters, the Chairman of the Audit Committee has authority to amend or modify the list of audit and non-audit services and fees so long as such additional or amended services do not affect Ernst & Young LLP's independence under applicable SEC rules. The Chairman reports any such action taken at subsequent Audit Committee meetings.

2013 Proxy Statement 15

PROPOSAL THREE - NON-BINDING VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to vote, on a non-binding advisory basis, to approve the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis” beginning on page 23 and the accompanying compensation tables and narrative discussion in this Proxy Statement (a “Say-on-Pay” vote). Stockholders are encouraged to read that information in its entirety to obtain a complete understanding of Autodesk's executive compensation program philosophy, design and linkage to stockholder interests.

Autodesk has designed its compensation programs to reward executives for producing results that are aligned with the interests of stockholders. We emphasize “at risk” compensation dependent upon prospective financial, strategic and stock price performance and a retrospective assessment of Autodesk's success to determine pay opportunities. On average, 77% of the Named Executive Officers' fiscal 2013 target total direct compensation opportunity was variable in nature and “at risk.”
The compensation programs are a balance of performance-orientation and attraction, retention and motivation. Of the total compensation included in the Summary Compensation Table for fiscal 2013, long-term incentives constituted 77% of compensation for the CEO and an average of 60% of compensation for all the Named Executive Officers.

Past Say-on-Pay Votes, Stockholder Outreach and Actions Taken

At Autodesk's 2011 Annual Meeting of Stockholders, over 84% of the votes cast on the Say-on-Pay proposal were voted “FOR” approval of the Named Executive Officer compensation program. In the year that followed, Autodesk designed a Performance Stock Unit program and mandated stock ownership guidelines for all executive officers. Nonetheless, at the 2012 Annual Meeting of Stockholders, approximately 54% of the votes cast on the Say-on-Pay proposal were voted “FOR” approval of the Named Executive Officer compensation program.

Following the results of the 2012 Say-on-Pay vote, at the direction of the Compensation and Human Resources Committee, members of management contacted Autodesk's largest stockholders, representing over 60% of the outstanding Common Stock, to understand their views and concerns about Autodesk's executive compensation policies. After considering the stockholder feedback, the Compensation and Human Resources Committee expanded its review of Autodesk's executive compensation policies and practices and incorporated the feedback as part of the ongoing design of several aspects of the executive compensation programs during fiscal 2013. Principally, Autodesk implemented the following changes:

•	Enhanced metrics of Performance Stock Unit awards to strengthen the link between Autodesk's financial performance and the amount that may be earned from those awards by:

◦	Requiring that a portion of the awards be earned each year through the successful attainment of annual financial targets;

◦	Linking the amounts that ultimately may be received from the awards to Relative Total Stockholder Return; and

◦	Adding multi-year performance periods by incorporating one-year, two-year, and three-year relative total stockholder return ("TSR") measurements; and

•	Further refined Autodesk's compensation peer group.

These changes enhanced the already strong compensation governance practices implemented by the Compensation and Human Resources Committee and more closely aligned the total direct compensation opportunity of the Named Executive Officers with Autodesk's objectives of driving meaningful annual financial growth and maximizing long-term value. See “Actions Relating to Stockholder Advisory Vote on Executive Compensation” on page 23 for more information regarding these changes.

Compensation Guiding Principles

We believe Autodesk's executive compensation program should be designed to attract, motivate, and retain talented executives and that compensation should be determined within a sensible framework that is tied to corporate and individual performance and long-term strategic goals. The general compensation objectives are to:

•	Motivate executive officers to achieve business and financial goals;

•	Balance rewards for short- and long-term performance;

•	Recruit and retain the highest caliber of executives through competitive rewards; and

•	Maintain consistency in compensating the executive officers and employees.

2013 Proxy Statement 16

Within this framework, the total compensation for each executive officer varies based on three dimensions:

•	Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;

•	Individual performance; and

•	Autodesk TSR.

Executive compensation is variable and balanced between short- and long-term performance, all of which is tied to Autodesk's absolute or relative financial performance.

The executive compensation program includes performance-based short-term cash incentive compensation that rewards strong financial and operational performance, and long-term incentive compensation in the form of equity awards that reward relative TSR performance. Annual incentive cash payments are determined primarily by achievement of predetermined non-GAAP operating margin and revenue growth targets.

Compensation Governance Practices

A number of fundamental elements of our compensation programs support our overall philosophy, such as:

•	Paying-for-performance;

•	A mix of short- and long-term focused compensation;

•	Meaningful stock ownership guidelines;

•	Prohibiting executive officers from “hedging transactions” with Autodesk stock;

•	The Compensation and Human Resources Committee's engagement of its own independent compensation consultant;

•	Generally, no material benefits or perquisites not otherwise provided to other employees;

•
A change in control program for our executive officers that requires both a change in control of Autodesk and termination of employment (“double trigger”) before any payments are made and does not provide any “gross-ups;” and

•	A strong risk management program.

Vote Recommendation

When casting the 2013 Say-on-Pay vote, we encourage our stockholders to consider our fiscal 2013 stockholder outreach and the changes we made to the executive compensation program to more closely align the total direct compensation opportunity of the Named Executive Officers with Autodesk's objectives of driving meaningful annual financial growth and maximizing long-term value. Accordingly, we ask our stockholders to vote “FOR” the advisory, non-binding Say-on-Pay proposal at the Annual Meeting.

____________________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY
(NON-BINDING) VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.
____________________________________________________________________________________________________

2013 Proxy Statement 17

CORPORATE GOVERNANCE

Autodesk is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our executive officers oversee a strong system of internal controls and compliance with corporate policies and applicable laws and regulations. Our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines; Code of Business Conduct and Ethics

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines (the “Guidelines”). The Guidelines set forth the principles that guide our Board's exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers, and set corporate strategy.

The Board first adopted the Guidelines in December 1995 and has refined them periodically since then. For example, in March 2007, the Board amended the Guidelines to provide for majority voting in director elections, except for contested elections, and to provide that the Board would only nominate a director who has already submitted a resignation that will take effect if such director fails to receive a majority vote and the Board accepts the resignation. In March 2009, the Board again amended the Guidelines to provide for a non-executive Chairman of the Board. In March 2010, the Board amended the Guidelines to, among other things, clearly outline the Board's responsibility for overseeing Autodesk's risk management. In December 2011, the Board amended the Guidelines to address changes in a director's occupation, among other things. The Guidelines are available on our website at www.autodesk.com under “Investor Relations-Corporate Governance.”

In addition, we have adopted a Code of Business Conduct for directors and employees, and a Code of Ethics for Senior Executive and Financial Officers, including our principal executive officer, principal financial officer, principal accounting officer, all senior vice presidents, and all individuals reporting to our principal financial officer, to ensure that our business is conducted in a consistently legal and ethical manner. Our current Code of Business Conduct and Code of Ethics for Senior Executive and

Financial Officers are available on our website at www.autodesk.com under “Investor Relations-Corporate Governance.” We will post on this section of our website any amendment to our Code of Business Conduct or Code of Ethics for Senior Executive and Financial Officers, as well as any waivers of the Code of Business Conduct or Code of Ethics for Senior Executive and Financial Officers that are required to be disclosed by the rules of the SEC or The NASDAQ Global Select Market (“NASDAQ”).

Stock Ownership Guidelines

Our directors and executive officers are encouraged to be Autodesk stockholders through participation in our equity compensation plans. Beginning in fiscal 2013, the Board resolved to transition prior voluntary stock ownership guidelines to mandatory stock holding requirements for executive officers and directors. The new requirement for stock holdings provides that, within a four-year period, executive officers should attain an investment position in Autodesk stock equal to a fixed number of shares, depending on the individual’s scope of responsibilities, and directors should attain an investment position in Autodesk stock of at least 10,000 shares. The Board reviews progress against these guidelines and requirements annually and updates them as appropriate. See “Executive Compensation—Compensation Discussion and Analysis” on page 23 for additional information regarding Autodesk's stock ownership guidelines.

Independence of the Board

As required by applicable NASDAQ listing standards, a majority of the members of our Board qualify as “independent.” The Board has determined that, with the exception of Carl Bass, our President and Chief Executive Officer, all of its members are “independent directors” as that term is defined by applicable NASDAQ listing standards. That definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by applicable NASDAQ listing standards, the Board has made a subjective determination as to each independent director that no relationships exist that, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The independent directors meet regularly in executive session, without executive officers present, as part of the quarterly meeting procedure.

2013 Proxy Statement 18

Board Meetings and Board Committees

The Board held a total of six meetings (including regularly scheduled and special meetings) during fiscal 2013. All directors attended at least 75% of the total number of meetings of the Board and committees of which he or she is a member, if any, during fiscal 2013, other than Dr. Halvorsen, who attended 69% of such meetings. Dr. Halvorsen was unable to attend a number of meetings due to work commitments and travel scheduling conflicts. The Board currently has three standing committees: an Audit Committee, a Compensation and Human Resources Committee, and a Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Charles J. Robel (Chairman), J. Hallam Dawson and Lorrie M. Norrington, each of whom is “independent” as such term is defined for audit committee members by applicable NASDAQ listing standards. The Board has determined that Ms. Norrington, Mr. Robel and Mr. Dawson are each an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee held 13 meetings during fiscal 2013. The Audit Committee has adopted a written charter approved by the Board, which is available on Autodesk's website at www.autodesk.com under “Investor Relations—Corporate Governance.”

On April 17, 2013, on the recommendation of the Corporate Governance and Nominating Committee, the Board approved the following appointments to the Audit Committee: Lorrie Norrington (Chairwoman), J. Hallam Dawson and Steven M. West. The Board has determined that each of these individuals is “independent,” as such term is defined for audit committee members by applicable NASDAQ listing standards. These appointments will be effective on June 13, 2013, the date of the Annual Meeting.
See “Report of the Audit Committee of the Board of Directors” on page 63 for more information regarding the functions of the Audit Committee.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee currently consists of Steven M. West (Chairman), Mary T. McDowell and Stacy J. Smith, each of whom qualifies as independent for compensation committee purposes under applicable NASDAQ listing standards, the requirements of Section 162(m) of the Internal Revenue Code (“Code”),

and SEC Rule 16b-3 adopted under Section 16 of the Exchange Act.

The Compensation and Human Resources Committee reviews compensation and benefits for our executive officers and has authority to grant stock options and restricted stock units (RSUs) to executive officers and non-executive employees under our stock plans. The members of the Compensation and Human Resources Committee are non-employee directors who are not eligible to participate in Autodesk's discretionary employee stock programs. RSUs are granted automatically to non-employee directors under the non-discretionary 2012 Outside Directors' Stock Plan. See “Executive Compensation-Compensation Discussion and Analysis” on page 23 for a description of Autodesk's processes and procedures for determining executive compensation.

The Compensation and Human Resources Committee held eight meetings during fiscal 2013. The Compensation and Human Resources Committee has adopted a written charter approved by the Board, which is available on Autodesk's website at www.autodesk.com under “Investor Relations—Corporate Governance.”

On April 17, 2013, on the recommendation of the Corporate Governance and Nominating Committee, the Board approved the following appointments to the Compensation and Human Resources Committee: Mary McDowell (Chairwoman), Thomas Georgens and Stacy J. Smith. The Board has determined that each of these individuals is independent for compensation committee purposes under applicable NASDAQ listing standards, the requirements of Section 162(m) of the Code, and SEC Rule 16b-3 adopted under Section 16 of the Exchange Act. These appointments will be effective on June 13, 2013, the date of the Annual Meeting.

The “Report of Compensation Committee” is included in this Proxy Statement on page 42.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Per-Kristian Halvorsen (Chairman) and Crawford W. Beveridge, each of whom qualifies as an independent director under applicable NASDAQ listing standards.

The Corporate Governance and Nominating Committee is responsible for developing general criteria regarding the qualifications and selection of members of the Board, and for recommending candidates for election to the Board. The Corporate Governance and Nominating Committee is also responsible for developing overall governance guidelines, overseeing the performance of the Board, and

2013 Proxy Statement 19

reviewing and making recommendations regarding director composition and the mandates of Board committees. The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board submitted by Autodesk stockholders. For more information, see “Corporate Governance-Nominating Process for Recommending Candidates for Election to the Board” on page 21.

The Corporate Governance and Nominating Committee held five meetings during fiscal 2013. The Corporate Governance and Nominating Committee has adopted a written charter approved by the Board, which is available on Autodesk's website at www.autodesk.com under “Investor Relations—Corporate Governance.”
Board Leadership Structure

Our Corporate Governance Principles direct the Board to fill the Chairman of the Board and Chief Executive Officer positions after considering a number of factors, including the current size of our business, composition of the Board, current candidates for such positions, and our succession planning goals. We currently separate the positions of Chief Executive Officer and non-executive Chairman of the Board. Since March 2009, Mr. Beveridge, who previously served as our Lead Director, has served as our non-executive Chairman. Our Corporate Governance Principles also provide that, in the event the Chairman of the Board is not an independent director, the Board should elect a “Lead Independent Director.” The responsibilities of the Chairman of the Board or the Lead Independent Director include: setting the agenda for each meeting of the Board, in consultation with the Chief Executive Officer; presiding at executive sessions; and facilitating communication with the Board, executive officers and stockholders.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our President and Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing independent advice to, and oversight of, management. The Board believes that having an independent director serve as Chairman is the appropriate leadership structure for Autodesk at this time and demonstrates our commitment to good corporate governance.

In addition, as described above, our Board has three standing committees, composed entirely of independent directors. Our Board delegates substantial responsibility to these committees, which report their activities and actions back to the full Board. We believe that the independent committees and their independent chairpersons are an important aspect of the leadership structure of our Board.

Risk Oversight

Our Board, as a whole and through its committees, is responsible for the oversight of risk management. Our executive officers are responsible for the day-to-day management of the material risks Autodesk faces. In its oversight role, our Board must satisfy itself that the risk management processes designed and implemented by our executive officers are adequate and functioning as designed. The involvement of the full Board in setting our business strategy at least annually is a key part of its oversight of risk management, its consideration of our executive officers' appetite for risk, and its determination of what constitutes an appropriate level of risk. The full Board receives updates from our executive officers and outside advisors regarding certain risks Autodesk faces, including litigation, corporate governance best practices and various operating risks.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing the management of risks associated with Autodesk's financial reporting, accounting and auditing matters; our Compensation and Human Resources Committee oversees our executive officer succession planning and risks associated with our compensation policies and programs; and our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning. Our Board committees report their findings to the full Board.

Senior executive officers attend all meetings of the Board and its standing committees and are available to address any questions or concerns raised by the Board regarding risk management and any other matters. Annually, the Board holds strategic planning sessions with senior executive officers to discuss strategies, key challenges, and risks and opportunities for Autodesk.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Human Resources Committee are Mary T. McDowell, Stacy J. Smith and Steven M. West. Per-Kristian Halvorsen served as a member of the Compensation and Human Resources Committee through June 7, 2012, the date of our 2012 Annual Meeting of Stockholders. No director who served as a member of the Compensation and Human Resources Committee during fiscal 2013 is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship exists between any director who served as a member of the Compensation and Human

2013 Proxy Statement 20

Resources Committee during fiscal 2013 and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Nominating Process for Recommending Candidates for Election to the Board

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership on the Board and recommending candidates for election to the Board. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications; information regarding any relationships between the candidate and Autodesk within the last three years; and evidence that the nominating person owns Autodesk stock.

The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees are as follows:

•	The Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board.

•
The Corporate Governance and Nominating Committee oversees an annual evaluation of the performance of the Board as a whole and evaluates the performance of individual members of the Board eligible for re-election at the annual meeting of stockholders.

•
In its evaluation of director candidates, including the members of the Board eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The Corporate Governance and Nominating Committee considers (1) the current size and composition of the Board and the needs of the Board and its committees, (2) such factors as character, judgment, diversity, age, expertise, business experience, length of service, independence, and other commitments, (3) relationships between directors and Autodesk's customers and suppliers, and (4) such other factors as the Committee may consider appropriate.

•	While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Corporate

Governance and Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) have high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the software industry and Autodesk's business in particular, (4) have qualifications that will increase overall Board effectiveness, (5) have varied and divergent experiences, viewpoints and backgrounds and (6) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•
With regard to candidates who are properly recommended by stockholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references, direct interviews with the candidate, or other actions the Corporate Governance and Nominating Committee deems necessary or proper.

•
The Corporate Governance and Nominating Committee has the authority to retain and terminate any third party search firm to identify director candidates, and has the authority to approve the fees and retention terms of such search firm.

•
The Corporate Governance and Nominating Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee selects, or recommends to the full Board for selection, the director nominees.

The Corporate Governance and Nominating Committee does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. However, as discussed above, diversity is one of the numerous criteria the Corporate Governance and Nominating Committee reviews before recommending a candidate.

Recently, the Corporate Governance and Nominating Committee reviewed the size and composition of our Board. On March 21, 2013, at the recommendation of the Corporate Governance and Nominating Committee, the Board amended Autodesk's bylaws to increase the size of

2013 Proxy Statement 21

the Board from nine members to ten, to allow for the appointment of Thomas Georgens to the Board.

The Board (which includes our Chief Executive Officer) used the services of a third party search firm to help it identify, screen, conduct background investigations of, and interview potential director candidates. This process resulted in the appointment of Mr. Georgens on March 21, 2013.

Attendance at Annual Stockholders Meetings by Directors

Autodesk does not have a formal policy regarding attendance by members of the Board at the Annual Meeting of Stockholders. Directors are encouraged, but not required, to attend. All of our directors then serving attended the 2012 Annual Meeting of Stockholders.

Contacting the Board

Communications from stockholders to the non-employee directors should be addressed to the non-executive Chairman as follows: Autodesk, Inc., c/o General Counsel,
111 McInnis Parkway, San Rafael, California 94903, Attention: Non-Executive Chairman.

2013 Proxy Statement 22

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This section of the Proxy Statement explains how the Compensation and Human Resources Committee of the Board (the “Committee”) manages the compensation programs for Autodesk's executives. In particular, this Compensation Discussion and Analysis describes the material elements of the compensation awarded to, earned by, or paid to the executive officers. This section also provides an overview of Autodesk's executive compensation philosophy, program design and linkage to stockholder interests, as well as the current administration of Autodesk's executive compensation programs and each underlying compensation component.

Although the discussion primarily focuses on Autodesk's compensation programs for the fiscal year ended January 31, 2013 (“fiscal 2013”), compensation actions taken after fiscal 2013 are described to the extent they enhance the understanding of the fiscal 2013 executive compensation program.

The executive officers discussed in the Proxy Statement are called the “Named Executive Officers” or “NEOs.” For fiscal 2013, the Named Executive Officers were:

•	Carl Bass, President and Chief Executive Officer (“CEO”);

•	Mark J. Hawkins, Executive Vice President and Chief Financial Officer;

•	Jan Becker, Senior Vice President, Human Resources and Corporate Real Estate;

•	Steven M. Blum, Senior Vice President, Worldwide Sales and Services;

•	Pascal W. Di Fronzo, Senior Vice President, General Counsel and Secretary;

•	Amar Hanspal, Senior Vice President, Information Modeling and Platform; and

•	Robert Kross, Senior Vice President, Design, Lifecycle and Simulation.

As a result of Autodesk's fiscal 2013 reorganization, Mr. Hanspal's and Mr. Kross' roles and responsibilities changed, resulting in a change in their executive officer status. Mr. Hanspal and Mr. Kross each continue to play a pivotal role at Autodesk.

Autodesk's compensation programs are designed to reward executives for producing results that are aligned with the interests of stockholders by emphasizing “at risk” compensation dependent upon prospective financial, strategic and stock price performance and a retrospective assessment of Autodesk's success to determine pay opportunities. The compensation programs are a balance of performance-orientation and attraction, retention and motivation: Of the total compensation included in the Summary Compensation Table for fiscal 2013, long-term incentives constituted 77% of compensation for the CEO and an average of 60% of compensation for all the NEOs.

Executive Summary

Actions Relating to Stockholder Advisory Vote on Executive Compensation

The Board approved a policy to hold stockholder advisory votes on the compensation of the Named Executive Officers (also known as “Say-on-Pay”) at each Annual Meeting of Stockholders. At the June 2011 Annual Meeting, over 84% of the votes cast on the Say-on-Pay proposal were voted “FOR” approval of the Named Executive Officer compensation program for fiscal 2011. Continuing with its focus on instituting best practices for executive compensation, the Committee took a number of actions during fiscal 2012 aimed at evolving and improving Autodesk's executive compensation programs. These actions included:

•	Designing a Performance Stock Unit program;

•	Revising Autodesk's compensation peer group to more closely align with companies of Autodesk's financial size and performance; and

•	Mandating stock ownership for all executive officers.

At the June 2012 Annual Meeting of Stockholders, approximately 54% of the votes cast on the fiscal 2012 Say-on-Pay proposal were voted “FOR” approval of the Named Executive Officer compensation program. Following the results of the 2012 Say-on-Pay vote, at the direction of the Committee, members of management contacted Autodesk's largest stockholders, representing over 60% of the outstanding Common Stock, to understand their views and concerns about Autodesk's executive compensation policies. While the feedback varied among stockholders, the common themes expressed included a general preference to:

•	Use Autodesk's stock price appreciation as a metric for determining total compensation;

•	Incorporate multiple measures of performance in incentive plans, including:

2013 Proxy Statement 23

◦	Measures that incorporate value creation outcomes, such as Total Stockholder Return (“TSR”); and

◦	Annual financial measures that drive stockholder value creation;

•	Use TSR performance against a relevant set of companies;

•	Use multi-year performance measurements for long-term performance awards; and

•	Regularly review and identify compensation peer group companies of appropriate size and pay philosophy.

After considering the stockholder feedback, the Committee expanded its review of Autodesk's executive compensation policies and practices and incorporated the feedback as part of the ongoing design of several aspects of the executive compensation programs during fiscal 2013. Principally, Autodesk implemented the following changes:

•	Enhanced the metrics of Performance Stock Unit awards to strengthen the link between Autodesk's financial performance and the amount that may be earned from those awards by:

◦	Requiring that a portion of the awards be earned each year through the successful attainment of annual financial targets;

◦	Linking the amounts that ultimately may be received from the awards to relative TSR; and

◦	Adding multi-year performance periods by incorporating one-year, two-year, and three-year relative TSR measurements; and

•	Further refined Autodesk's compensation peer group.

These changes enhanced the already strong compensation practices implemented by the Committee and more closely aligned the total direct compensation opportunity of the Named Executive Officers with Autodesk's objectives of driving meaningful annual financial growth and maximizing Autodesk's long-term value.

The following chart summarizes the specific actions taken by the Committee to enhance the design and alignment of Autodesk's executive compensation programs:

Date	Action	Description	Outcome
March 2012	Adopted Performance Stock Unit awards program for executive officers
Number of shares that are earned is based on revenue growth and non-GAAP operating margin targets measured over a one-year performance period, subject to additional multi-year, time-based vesting requirement
Aligned target long-term incentive compensation opportunity with the key drivers of stockholder value creation Replaced stock option component of long-term incentive compensation program
March 2012	Adopted mandatory stock ownership guidelines	Compliance to be assessed annually	Ensured executives' personal financial interests are directly aligned with those of stockholders; all executive officers are in compliance
October 2012	Reviewed and further refined compensation peer group based on stockholder feedback	Used previously-established criteria to guide compensation peer group selection, leading to removal of Symantec and Yahoo!	Companies in the compensation peer group more closely match Autodesk based on key financial criteria, such as revenue and market capitalization
March 2013
Awarded 60% of long-term incentive equity to CEO (and 50% for other NEOs) in a redesigned Performance Stock Unit award incorporating:
- Total Stockholder Return performance relative to a broad group of companies in major software industry index
- Multi-year performance periods
- Continued focus on key financial drivers that create long-term stockholder value

- Provides direct link between executive compensation and total stockholder return
- Uses third-party developed and managed S&P Computer Software Select Index representing range of software industry investment choices available to stockholders
- Multi-year performance periods measuring one-year, two-year, and three-year relative TSR
- Focus on revenue growth and non-GAAP operating margin expansion

Aligns design of Performance Stock Unit awards with areas identified by stockholders as being of most critical importance (specifically, TSR, multi-year performance measurement, and comparison of Autodesk performance to that of other companies)

2013 Proxy Statement 24

Alignment of Executive Compensation and Corporate Performance

Each March, the Committee makes compensation decisions for the Named Executive Officers based, in large part, on Autodesk's performance and executives' individual performance for the just-completed fiscal year. To evaluate the Committee's commitment to paying for performance, it is necessary to compare the compensation decisions taking place in one year with the performance of the prior fiscal year, as illustrated by the following table:

Fiscal Year	Performance Period	Timing of Related Committee Decisions
Fiscal 2013	February 1, 2012, to January 31, 2013	March 2013
Fiscal 2012	February 1, 2011, to January 31, 2012	March 2012

As a result of this decision-making cycle, the timing of the compensation decisions is not reflected in the relevant fiscal year in the Summary Compensation Table. Generally, under SEC reporting requirements, the Committee's decisions and actions regarding the value of long-term incentive compensation appear in the Summary Compensation Table for the fiscal year following the fiscal year to which they relate.

For example, in March 2013, the Committee made decisions about the long-term incentive compensation awards for the CEO based on Autodesk's and his individual performance during the period from February 1, 2012, through January 31, 2013 (fiscal 2013). Since these decisions were made following the end of fiscal 2013, the amounts awarded will appear in next year's fiscal 2014 Summary Compensation Table rather than the fiscal 2013 Summary Compensation Table in this Proxy Statement.

To illustrate the correlation between the Committee's pay decisions and Autodesk performance, the chart below displays the multi-year relationship between indexed TSR of Autodesk's stock price, percentage of actual revenue and non-GAAP operating margin attainment against internal target, and the resulting changes in CEO compensation as viewed by the Committee. The indexed TSR is calculated using the closing price of Autodesk's Common Stock on January 31, 2009 as a baseline. The revenue and non-GAAP operating margin performance is against Autodesk's targeted internal annual business plan. The CEO compensation represents salary paid during the relevant fiscal year combined with the full value of equity awards and bonus payments made for the prior fiscal year performance. This general alignment between the experience of the stockholders in terms of investment performance and the compensation of the CEO clearly demonstrates the Committee's commitment to align pay with performance.

2013 Proxy Statement 25

Target Company Performance and Total Shareholder Return
vs. CEO Total Compensation
Properly Aligned with Performance Periods
CEO Total Compensation (000s)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Indexed TSR / Actual Attainment of Target Revenue and Non-GAAP OM Growth (%)
300%
250%
200%
150%
100%
50%
0%
144%
246%
217%
235%
82%
128%
106%
92%
$5,345
$15,505
$12,293
$11,016
Fiscal 2010
Fiscal 2011
Fiscal 2012
Fiscal 2013
CEO Total Compensation (000s)
Indexed TSR since 1/31/2009 (%)
Actual Attainment of Target Revenue and Non-GAAP Operating Margin ("OM") Growth (%)

CEO Total Compensation comprises the following elements for the respective periods:

(in thousands)	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013
Salary	$825	$921	$945	$991
Bonus and Non-Equity Incentive Deferral Compensation	810	1,429	1,301	1,142
Options (1)	3,705	4,387	—	—
RSUs (2)	—	8,762	3,013	3,447
PSUs (3)	—	—	7,030	5,432
Other	5	6	4	4
CEO Total Compensation	$5,345	$15,505	$12,293	$11,016
_________________

(1)
Option amounts are attributed to the fiscal year prior to the fiscal year in which the awards were approved. For example, the fiscal 2011 option amount of $4.4 million reported in this table represented options granted in fiscal 2012 that were based on fiscal 2011 performance. Option amounts reported represent the grant date fair value, calculated using the Black-Scholes-Merton option-pricing model.

(2)
RSU amounts are attributed to the fiscal year prior to the fiscal year in which the awards were approved. For example, the fiscal 2013 RSU amount of $3.4 million reported in this table represented RSUs granted in fiscal 2014 that were based on fiscal 2013 performance. RSU amounts reported represent the grant date fair value using the stock price on the date of grant.

(3)
PSU amounts are attributed to the fiscal year prior to the fiscal year in which the awards were approved. The fiscal 2013 PSU amount of $5.4 million reported in this table represents the value of 126,000 target PSUs relating to specific revenue and non-GAAP operating margin objectives and relative TSR, with an assumed value per share of $43.11 based on the Monte Carlo Simulation valuation model. The fiscal 2012 PSU amount of $7.0 million is based on fiscal 2012 performance, though it was not approved until fiscal 2013. The fiscal 2012 PSU amount reported represents the value on the date of approval of a combination of (a) 110,000 target PSUs relating to Autodesk's strategic plan and management and (b) 82,500 target PSUs relating to specific revenue and non-GAAP operating margin objectives.

2013 Proxy Statement 26

To better understand the relationship between the compensation of the Named Executive Officers and Autodesk's performance, below is a summary of Autodesk's performance over the last two fiscal years followed by a description of the relevant compensation decisions made for the Named Executive Officers.

Fiscal 2013 Business Summary

In fiscal 2013, Autodesk executed on several of its most critical business objectives and met a number of its absolute financial targets. The results reflected a solid performance despite Autodesk executing on a long-term business model shift. The following summarizes the relevant performance factors considered by the Committee in reaching its decisions regarding pay for the Named Executive Officers for fiscal 2013 performance.

•	Revenue was $2.3 billion, an increase of 4% from fiscal 2012.

•	Autodesk had record total billings and maintenance billings at the end of fiscal 2013.

•
GAAP operating margin decreased 280 basis points to 13%, compared to 16% in fiscal 2012. The decrease in GAAP operating margin was primarily the result of restructuring charges in fiscal 2013 stemming from Autodesk's reorganization.

•	Non-GAAP operating margin increased by approximately 135 basis points to 25% compared to 24% in fiscal 2012.*

•
GAAP diluted earnings per share decreased to $1.07, compared to $1.22 in fiscal 2012. The decrease in GAAP diluted earnings per share was primarily the result of restructuring charges in fiscal 2013 stemming from the reorganization.

•	Non-GAAP diluted earnings per share increased to a record $1.94, compared to non-GAAP diluted earnings per share of $1.74 in fiscal 2012.*

•	Fiscal 2013 ended with record total deferred revenue of $835 million, an increase of 16% from fiscal 2012.

•	Cash flow from operating activities was $559 million, compared to $574 million in fiscal 2012.

•	Autodesk made progress on key initiatives. Among other things, Autodesk launched cloud-based initiatives, including Autodesk360, which positions Autodesk for success in the future.

•	The stock price was $38.88 per share at January 31, 2013, compared to $36.00 per share at January 31, 2012.

•	TSR for the year was 8%, an improvement over the comparable performance for fiscal 2012.

The creation of sustainable long-term value for Autodesk's stockholders depends not only on strong financial performance in the near-term, but also on Autodesk's ability over the long-term to identify and develop high-quality software and services solutions. The Committee believes that the operational accomplishments achieved during fiscal 2013 position Autodesk for future success that should continue to be reflected in long-term value creation.
________________
* A reconciliation of GAAP to non-GAAP financial measures and other related information is available on pages 46-47 of Autodesk's Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Executive Compensation Decisions for Fiscal 2013 Performance

In recognition of Autodesk's absolute and relative performance in fiscal 2013, in March 2013, the Committee determined to reward the executive officers for their management of the business, while also providing meaningful incentives to achieve longer term financial goals and retain key talent. Given the feedback received from stockholders, the Committee implemented a revised performance stock unit award plan incorporating multi-year performance periods and a relative TSR modifier. A majority (60% for the CEO; 50% for other NEOs) of the long-term incentive compensation opportunities awarded in March 2013 for fiscal 2013 were performance-based. As described above, this compensation structure better aligns the long-term interests of the stockholders with the Committee's duty to retain and motivate key talent.

2013 Proxy Statement 27

Consistent with fiscal 2013 business results, the Committee took the following actions in March 2013:

Base Salary
The base salaries for the CEO and other Named Executive Officers were increased by 4%. The Committee made these increases to recognize the performance of the Named Executive Officers and to maintain the desired balance in their compensation mix between cash and equity.

Annual Cash Incentive Awards
Annual cash incentive awards for fiscal 2013 were awarded based on fiscal 2013 achievement of financial performance targets established by the Committee under the Autodesk Incentive Plan. Through these pre-established targets, the bonus pool was funded at 92.3% of the target annual cash incentive award opportunity for the CEO and at 92.3% of the target annual cash incentive award opportunity for each of the other Named Executive Officers, below fiscal 2012 levels. The decision to pay these amounts was based on the positive relative TSR performance of Autodesk's stock despite Autodesk achieving below target internal financial results. The percentage of target bonus attainment was based upon a predetermined formula blending the lower than targeted revenue growth and the near targeted non-GAAP operating margin.

Equity Awards
In March 2013, the Committee granted the Named Executive Officers equity awards in the form of performance stock unit awards (60% for the CEO; 50% for the other NEOs) and time-based restricted stock unit awards (40% for the CEO; 50% for the other NEOs). As described above, the value and earned amounts of the performance stock unit awards will be contingent upon achievement of revenue growth and non-GAAP operating margin performance targets and Autodesk relative TSR performance, aligning these awards with the long-term interests of the stockholders.

In determining the size of these equity awards, the Committee considered the practices of the companies in Autodesk's compensation peer group as well as the proper mix of cash and equity compensation to ensure that the equity awards motivate long-term value creation while satisfying the Committee's retention objectives. A significant influence on the size of these awards was the performance of the individuals in attaining financial and non-financial performance targets for fiscal 2013.

In addition, in response to stockholder feedback, the Committee and the CEO agreed to amend a performance-based restricted stock award previously granted to the CEO, discussed at page 38, to align the performance metrics more closely with the interests of stockholders. Rather than use metrics relating to the implementation of a strategic plan and talent management, the Committee and the CEO agreed to modify the metrics and vesting criteria to match those used for the newly adopted performance-based stock program.

Fiscal 2012 Business Summary

Because several of the compensation elements contained in the Summary Compensation Table for this Proxy Statement relate to Autodesk's performance in fiscal 2012, summary information about fiscal 2012 is presented here to provide context regarding the relevant compensation decisions by the Committee. In fiscal 2012, Autodesk successfully executed on many of its most critical business objectives, as reflected by strong absolute financial results:

•	Revenue was $2.2 billion, an increase of 14% compared to fiscal 2011 revenue of $2.0 billion.

•	GAAP operating margin increased approximately 210 basis points to 16%, compared to 14% in fiscal 2011.

•	Non-GAAP operating margin increased approximately 260 basis points to 24%, compared to 21% in fiscal 2011.*

•	GAAP diluted EPS increased 36% to $1.22, compared to $0.90 in fiscal 2011. Non-GAAP diluted EPS increased 32% to $1.74, compared to $1.31 in fiscal 2011.*

•	Despite these strong fiscal 2012 financial results, Autodesk's stock declined 12% from the end of fiscal 2011 to the end of fiscal 2012.
________________
* A reconciliation of GAAP to non-GAAP financial measures and other related information is available on pages 46-47 of Autodesk's Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

Executive Compensation Decisions for Fiscal 2012 Performance

In recognition of Autodesk's strong absolute financial performance in fiscal 2012, in March 2012, the Committee determined to reward the executive officers for their effective management of the business. Given the greater use of performance-based equity awards among the companies in Autodesk's compensation peer group, the Committee introduced the use of performance stock unit awards for the executive officers. By doing so, the Committee ensured that a majority of the long-term compensation for the executive officers for fiscal 2012 was performance-based. Base salaries were increased between 4% and 13% reflecting performance and competitive practices, and actual cash incentive awards were determined based on achievement of pre-established performance targets for non-GAAP operating margin and revenue growth. This compensation structure better

2013 Proxy Statement 28

aligned the long-term interests of Autodesk's stockholders with the Committee's duty to retain and motivate key talent.

Consistent with fiscal 2012 business results, the Committee took the following actions in March 2012:

Base Salary
Increased the base salary of the CEO by 4% and the base salaries of the other Named Executive Officers by amounts ranging from 4% to 13%. The Committee made these increases to reward the individual performance of each of the Named Executive Officers, to properly align compensation levels with those of the compensation peer group, and to maintain the desired balance in their compensation mix between cash and equity.

Annual Cash Incentive Awards
Approved annual cash incentive awards for fiscal 2012 that, based on fiscal 2012 financial performance, were earned at 136.8% of the target annual cash incentive award opportunity for the CEO and at 112% to 120% of the target annual cash incentive award opportunity for each of the other Named Executive Officers. These amounts reflected the achievement of pre-established goals for non-GAAP operating margin and revenue growth under the executive incentive compensation plan, as well as the individual performance of each Named Executive Officer.

Equity Awards
In March 2012 and based on fiscal 2012 financial performance, the Committee granted the Named Executive Officers equity awards in the form of performance stock unit awards and time-based restricted stock unit awards. Both of these vehicles are aligned with the long-term interests of the stockholders because the value realized from the performance stock unit awards is dependent on Autodesk's revenue growth and non-GAAP operating margin targets. The Committee did not grant stock options to the NEOs.

In determining the size of these equity awards, the Committee considered the practices of the companies in Autodesk's compensation peer group as well as the proper mix of cash and equity compensation to motivate long-term value creation and satisfy retention objectives. The size of these awards also was influenced by the performance of the individuals in attaining Autodesk's financial and non-financial performance targets for fiscal 2012.

Additional Performance-Based Award for CEO
In March 2012, the Committee also granted an additional performance stock unit award to the CEO, the value of which was to be realized only if he satisfied specific strategic corporate and talent management performance objectives established by the Committee. In March 2013, the Committee determined that the CEO had fully met the established strategic corporate objectives and had attained 85% of the talent management performance objectives. Based in part on stockholder feedback, in March 2013, the Committee amended this award to refocus the second and third year performance periods solely on the achievement of specific revenue growth and non-GAAP operating margin targets as well as Relative TSR performance.

Executive Compensation Policies and Practices

Autodesk's executive compensation program is complemented by several policies and practices that strengthen the alignment of the executive compensation arrangements with the interests of stockholders and represent strong governance practices. The Committee implemented changes during fiscal 2012 and fiscal 2013 to improve the linkage of pay for performance and enhance a foundation of strong governance practices.

•
“Double-Trigger” Change in Control Arrangements and No Gross-Up Payments: The change in control program for executive officers provides payments and benefits only in the event of a qualifying termination of employment following a change in control of Autodesk. Further, the change in control plan does not provide executive officers with any tax reimbursements or “gross-ups” in the event of a change in control of Autodesk.

•	Effective Risk Management: Autodesk employs a strong risk management program with specific responsibilities assigned to management, the Board, and the Board's committees. Each year, the Committee evaluates Autodesk's compensation-related risk profile.

•	Hedging Prohibition: Company policy prohibits employees and directors from hedging.

•	Option Re-Pricing Prohibition: Autodesk is prohibited from re-pricing any outstanding options to purchase shares of Common Stock without express stockholder approval.

•	No Executive Benefits and Limited Perquisites: As a general practice, executive officers are not provided material benefits or special considerations that are not provided to other employees.

•
Compensation Mix: Autodesk emphasizes variable compensation balanced between short- and long-term performance (on average, 77% of the Named Executive Officers' fiscal 2013 total compensation opportunity was variable and “at risk”). In the case of

2013 Proxy Statement 29

the CEO, 89% of his fiscal 2013 total compensation opportunity was variable and “at risk” with 83% of that amount tied to Autodesk's absolute or relative financial performance.

•
Long-Term Performance Orientation: The majority of the Named Executive Officers' total compensation opportunity (on average, 60% in fiscal 2013) is dependent on Autodesk's long-term performance. Of the CEO's fiscal 2013 total compensation opportunity, 77% is dependent on Autodesk's long-term performance.

•	Multi-Year Equity Award Vesting: Typically, executive officer equity awards vest over three years periods.

•	Significant Stock Ownership Requirements: Executives are subject to mandatory stock ownership guidelines that are monitored on an annual basis.

•
Independent Compensation Committee and Adviser: The Committee determines compensation for the Named Executive Officers with the assistance of an independent compensation advisory consultant, Pay Governance, LLC.

Compensation Guiding Principles

The Committee believes that Autodesk's executive compensation program should be designed to attract, motivate, and retain talented executives and should provide a sensible framework that is tied to corporate and individual performance and Autodesk long-term strategic goals. The general compensation objectives are to:

•	Motivate executive officers to achieve business and financial goals;

•	Balance rewards for short- and long-term performance;

•	Recruit and retain the highest caliber of executives through competitive rewards; and

•	Maintain general alignment in the philosophy used in compensating the executive officers and other employees.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:

•	Whether Autodesk achieves its short-term and long-term financial and non-financial objectives

•	The specific role and responsibility of the officer;

•	Individual officer's skills, competency and performance; and

•	Autodesk TSR.

The Committee consistently emphasizes variable compensation balanced between short and long-term performance. On average, 77% of the Named Executive Officers' fiscal 2013 total compensation opportunity was variable in nature and “at risk.

The executive compensation program includes performance-based short-term cash incentive compensation that rewards strong financial and operational performance, and long-term incentive compensation in the form of equity awards that reward both strong financial and operational performance and relative TSR performance. Short-term incentive cash payments are determined primarily by achievement of predetermined non-GAAP operating margin and revenue growth targets.

2013 Proxy Statement 30

The charts below demonstrate the pay mix of the three main components of fiscal 2013 compensation (base salary, short-term cash incentive and long-term equity compensation) for the Named Executive Officers.

The Compensation-Setting Process

The Committee determines the compensation for the executive officers including the CEO. The Committee reviews and revises executive officer compensation plans and arrangements and approves all components of each executive officer's compensation.

CEO Pay Decisions

The Committee prepares the CEO's annual performance review by obtaining formal input from the independent directors of the Board, including the Chairman, and from senior management. The CEO also submits a self-assessment focused on pre-established objectives agreed upon with the Board. The Committee meets as a group in executive sessions and separately meets with the independent directors of the Board to prepare the review, which is completed and presented to the CEO. This evaluation is used by the Committee to determine the CEO's base salary, target annual cash incentive awards, and equity awards. The Committee formulates a recommendation on CEO compensation, consults with the independent directors of the Board, and after consultation, approves the CEO compensation.

2013 Proxy Statement 31

Executive Officer Pay Decisions

The CEO makes recommendations to the Committee on the base salary, target annual cash incentive awards, and equity awards for each executive officer other than himself, based on his assessment of each executive officer's performance during the year and the CEO's review of compensation data gathered from compensation surveys. The CEO reports on each executive officer's performance during the year, detailing accomplishments, areas of strength, and areas for development. The CEO bases his evaluation on his knowledge of each executive officer's performance, an individual self-assessment completed by each executive officer, and feedback provided by each executive officer's direct reports. The Human Resources and the Compensation and Benefits Group assists the CEO in developing the executive officers' performance reviews and reviewing the market compensation data to determine the compensation recommendations.

In executing the responsibilities set forth in its charter, the Committee relies on several resources to provide input to the decision-making process:

•
Independent consultant: The Committee retained Pay Governance, LLC as its compensation adviser for fiscal 2013. Pay Governance provided advice and recommendations on many issues: total compensation philosophy; program design, including program goal, components, and metrics; compensation trends in the high technology sector and general market for senior executives; and the compensation of the CEO and the other executive officers. The Committee has considered the independence of Pay Governance in light of NASDAQ's new listing standards for compensation committee independence and the rules of the Securities and Exchange Commission. The Committee requested and received a written confirmation from Pay Governance addressing the independence of the firm and its senior advisers working with the Committee. The Committee discussed these considerations and concluded that the work performed by Pay Governance did not raise any conflict of interest.

•
Management: The Committee also consults with management and Autodesk's Compensation and Benefits Group regarding executive and non-executive employee compensation plans and programs, including administering Autodesk's equity incentive plans.

Competitive Compensation Positioning

To ensure the executive compensation practices are competitive and consistent with the Committee's executive compensation guiding principles, Pay Governance provides the Committee with compensation data. This data is drawn from a group of companies in relevant industries as well as competitors for executive talent (the “compensation peer group”). The Committee uses this data, as well as information about broader technology industry compensation practices, when deliberating on the compensation of the executive officers.

For fiscal 2013 compensation decisions made in March 2012, the compensation peer group included the following companies:

Activision Blizzard, Inc.	Intuit, Inc.
Adobe Systems Incorporated	NetApp, Inc.
Akami Technologies, Inc.	Nuance Communications, Inc.
BMC Software, Inc.	Parametric Technology Corporation
CA, Inc.	Symantec Corporation
Citrix Systems, Inc.	VMware, Inc.
Electronic Arts, Inc.	Yahoo! Inc.

The compensation peer group is reviewed and updated each year, as necessary, to ensure that the comparisons remain meaningful. The compensation peer group was selected based upon multiple criteria including industry focus, scope and complexity, and whether we compete for talent. In assessing scope and complexity, companies were selected that met most, but not necessarily all, of the following criteria: similarity to Autodesk in terms of revenue, sales growth, free cash flow, market capitalization, and ratios of market value to sales and market value to employees. In addition, the Committee believes it is important that most of the compensation peer group companies be located in the same geographic region as Autodesk.

Following its evaluation of the stockholder feedback from the 2012 Annual Meeting of Stockholders, the Committee, with the assistance of Pay Governance, reviewed and updated the compensation peer group in an effort to refine the group of companies used for comparative purposes.

2013 Proxy Statement 32

As a result of this review, Symantec Corporation and Yahoo! Inc. were removed from the compensation peer group. The companies in the compensation peer group that was used during the latter portion of fiscal 2013 and into fiscal 2014 were as follows:

Company*	Reported Fiscal Year	Annual Revenues ($) (in billions)	Net Income (Loss) ($) (in billions)	Market Capitalization (as of January 31, 2013) ($) (in billions)
Activision Blizzard, Inc.	December 31, 2012	4.86	1.15	12.70
Adobe Systems, Inc.	November 30, 2012	4.40	0.83	18.87
Akamai Technologies, Inc.	December 31, 2012	1.37	0.20	7.24
BMC Software, Inc.	March 31, 2012	2.17	0.40	5.94
CA, Inc.	March 31, 2012	4.81	0.95	11.32
Citrix Systems, Inc.	December 31, 2012	2.59	0.35	13.64
Electronic Arts, Inc.	March 31, 2012	4.14	0.08	4.72
Intuit, Inc.	July 31, 2012	4.15	0.79	18.49
NetApp, Inc.	April 27, 2012	6.23	0.61	12.97
Nuance Communications, Inc.	September 30, 2012	1.65	0.21	7.61
Parametric Technology Corporation	September 30, 2012	1.26	(0.04)	2.78
VMware, Inc.	December 31, 2012	4.61	0.75	32.76
Autodesk, Inc.	January 31, 2013	2.31	0.25	8.70
Autodesk Percentile Ranking[1]		33%	33%	42%
Maximum		6.23	1.15	32.76
Minimum		1.26	(0.04)	2.78
______________
* The majority of these companies have headquarters in California.

Typically, the Committee exercises its subjective judgment in making decisions about overall compensation, the elements of compensation, the amount of each element of compensation, and the relative compensation among the executive officers and does not use a formula to set executive officer compensation in relation to this data. Specifically, the Committee references the median level of each compensation element among our compensation peer group companies, and sets the target total direct compensation opportunity for each of the executive officers to be at or about the median of total compensation packages for similar jobs offered by companies in the compensation peer group. In practice, actual compensation awards may be above or below the levels reflected by the compensation peer group, depending on Autodesk's financial performance and the individual experience, skills, and performance of each executive officer. The Committee believes that referencing the range of total compensation packages of the companies in the compensation peer group keeps Autodesk's compensation competitive and within market norms, while also providing flexibility for increases in compensation for those executive officers demonstrating extraordinary leadership and contributions and particular skills or expertise.

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The Principal Elements of the Executive Compensation Program

The principal elements of Autodesk's executive compensation program are as follows:

Compensation Element	Source	Purpose	Features
Cash compensation	Base salary	Forms basis for competitive compensation package and rewards individual performance and experience	Fixed compensation; base salary level reflects competitive market conditions, individual performance, and internal equity
	Short-term cash award opportunities	Motivate achievement of specific growth and profitability objectives and maintain a high level of team and individual performance
Variable compensation; payments based upon achievement of revenue growth and non-GAAP operating margin targets for the fiscal year (for fiscal 2014 the CEO annual incentive metric is non-GAAP earnings per share relative to a target)

Equity compensation	Performance Stock Unit awards	Align compensation with key drivers of the business and stockholder returns Encourage focus on long-term strategic objectives
Initial target award determined by competitive market practices and corporate and individual performance in prior fiscal year

Vesting over three years after meeting pre-established revenue growth and non-GAAP operating margin performance levels (fiscal 2013 award; for fiscal 2014, relative TSR was added as an additional metric)

In the case of the CEO, vesting after meeting pre-established strategic performance objectives set by the Board

	Time-based restricted stock unit awards	Encourage focus on long-term strategic objectives Further align the interests of executive officers and stockholders	Award amount determined by competitive market practices and corporate and individual performance in fiscal year Vesting over three years
Base Salary

Base salary is used to provide the executive officers with a fixed amount of annual cash compensation. The Committee views base salary as a reliable source of income for the executive officers and an important retention tool that is not subject to the variability - and risk - associated with the short-term and long-term incentive elements of the executive compensation program. The Committee sets base salaries at a competitive level that recognizes the scope, responsibility and skills required of each position, as well as market conditions and internal pay equity.

In March 2012, the Committee considered a base salary analysis of the compensation peer group, the CEO's assessment of each executive officer's experience, skills and performance level, the general state of the economy and Autodesk's performance. For the CEO, the Committee consulted the full Board to conduct a similar assessment of his experience, skills and performance. Based on those factors in the aggregate, the executive officers' base salaries were increased, on average by 6% for fiscal 2013.

Annual Short-Term Incentive Compensation

At the beginning of each fiscal year, the Committee adopts performance targets and payout metrics for the annual cash incentive plans for the fiscal year. The annual cash incentive plans are intended to motivate and reward participants for achieving company-wide annual financial and non-financial objectives as well as individual objectives. On March 8, 2012, the Committee adopted minimum performance benchmarks for funding bonuses for the executive officers under the stockholder-approved Autodesk, Inc., Executive Incentive Plan for fiscal 2013 (the “Fiscal 2013 EIP”) and approved targets for the Autodesk Incentive Plan, the bonus plan established for all other employees of Autodesk, based on targeted revenue growth and non-GAAP operating margin (the “AIP Targets”).

Target Award Opportunities

The Committee sets the target annual cash incentive award opportunity for each eligible executive officer based on his or her salary grade. These target opportunities are expressed as a percentage of the executive officer's annualized base salary, and range from 125% in the case of the CEO to 40% in the case of the Senior Vice President, Worldwide Sales and Services (who is also eligible for commission payments). An executive officer may receive

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an actual award in an amount that exceeds or is less than his or her target award opportunity depending upon Autodesk's performance and the individual's performance against goals.

Corporate Performance Measures

The minimum funding level for the Fiscal 2013 EIP was based on Autodesk's financial performance as measured by revenue growth and non-GAAP operating margin for fiscal 2013. Each of these performance measures was to be equally considered to determine whether the objectives were met. The Committee set the target funding level for revenue growth from fiscal 2012 at 7%, and the target level for non-GAAP operating margin at 20%. Collectively, these target levels made up the target performance for the Fiscal 2013 EIP.

Similarly, the Committee set financial performance goals for the AIP Targets that set funding for the Autodesk Incentive Plan at 100% where Autodesk met a combination of several targeted revenue targets and non-GAAP operating margin goals. Anything below the set AIP Targets results in less than 100% funding and anything at or above the target performance for the AIP Targets results in more than 100% funding.

For purposes of both the Fiscal 2013 EIP and the AIP Target, “non-GAAP operating margin” meant operating margin excluding certain costs and expenses, including stock-based compensation expense, amortization of certain purchased intangibles, restructuring charges, and goodwill impairment charges. The Committee determined that using a non-GAAP, rather than a GAAP-based, formulation of operating margin would better focus the executive officers on the ongoing operations of the business and encourage the development of long-term growth strategies, such as acquisitions and in-process research and development investments.

Individual Performance Objectives

For fiscal 2013, the individual performance objectives for each Named Executive Officer involved:

•	Supporting the achievement of the corporate performance measure target levels as described above;

•	Reinventing the customers' experience in all of their interactions with Autodesk;

•	Making Autodesk a great place to work; and

•	Making Autodesk the recognized leader in 3D design, engineering, and entertainment software.

Short-Term Incentive Award Decisions

Awards are based not only on the financial performance targets discussed above, but also on an evaluation of each individual participant's performance. The Committee makes these determinations using its discretion, without weighing any particular factor or applying any prescribed formula in determining the amount of the actual awards.

For fiscal 2013, the Committee assessed each executive officer's individual goals, including management effectiveness, achievement of the broad corporate goals and performance of Autodesk's Common Stock relative to compensation peer group companies. At its March 2013 meeting, the Committee reviewed Autodesk's absolute and relative financial performance and the individual performance of each of the Named Executive Officers for fiscal 2013. The achievement of the absolute financial performance targets resulted in overall annual short-term cash incentive funding at 92.3% of the AIP Target short-term cash incentive amounts. While minimum Fiscal 2013 EIP thresholds were not met, given Autodesk's relative TSR, and the overall achievement of a 92.3% funding level for the AIP Target, the Committee determined to pay each Named Executive Officer at the funded level which was approximately 1,340 basis points lower than the short-term cash incentive funding level in 2012.

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Accordingly, in March 2013, the Committee approved short-term cash incentive awards for the Named Executive Officers as follows:

Named Executive Officer	Target Annual Cash Incentive Award Opportunity ($)	Target Annual Cash Incentive Award Opportunity (as a percentage of base salary)	Actual Annual Short- Term Cash Award ($)	Actual Annual Short-Term Cash Award (as a percentage of base salary)
Carl Bass	1,237,500	125%	1,142,213	115%
Mark J. Hawkins	427,500	75%	394,583	69%
Jan Becker	296,250	75%	273,439	69%
Steve M. Blum (1)	170,000	40%	156,910	37%
Pascal W. Di Fronzo	318,750	75%	294,206	69%
Amar Hanspal	303,750	75%	280,361	69%
Robert Kross	296,250	75%	273,439	69%
_________________

(1)
The amounts disclosed for Mr. Blum do not include commissions for fiscal 2013 paid under his Sales Commission Plan for fiscal 2013. See the discussion below for details on his full short-term cash incentive including sales commission-based awards.

Sales Compensation Plan for Mr. Blum

In addition to receiving a short-term cash award, Mr. Blum was eligible to receive cash sales commissions based on Autodesk's achievement of specific revenue objectives for the fiscal year. For fiscal 2013, Mr. Blum's target commission-based cash incentive award opportunity was set at 30% of his overall target cash compensation opportunity (consisting of his base salary, target annual cash incentive award opportunity, and target commission-based cash incentive award opportunity). Of this commission-based target amount, 83% related to the achievement of a pre-established revenue objective, and 17% related to a pre-established contribution margin objective. While the potential payment with respect to the revenue objective was not capped, the potential payment with respect to the contribution margin objective had a maximum limit equal to the target level. Given the market environment that Autodesk was expected to face in fiscal 2013, the Committee believed that the target levels for these two objectives could be achieved through reasonable and diligent efforts.

For fiscal 2013, Autodesk's actual revenue was below the target level set for Mr. Blum (which was substantially the same as the target level established under the Fiscal 2013 EIP). However, Mr. Blum satisfied the target level for the contribution margin established for him. As a result, Mr. Blum's actual commission-based cash incentive was 8% below his target level and represented 29% of his overall actual cash compensation for the fiscal year.

The amount paid to Mr. Blum pursuant to his Sales Compensation Plan, as well as pursuant to all of his cash incentive award opportunities, for fiscal 2013 was as follows:

	Target Annual Cash Incentive Award Opportunity ($)	Target Annual Cash Incentive Award Opportunity (percentage of target annual cash incentive compensation opportunity)	Actual Annual Cash Incentive Award Opportunity ($)	Actual Annual Cash Incentive Award Opportunity (percentage of actual annual cash incentive compensation opportunity)
Sales commissions - revenue	212,500	25%	195,623	92%
Sales commissions - contribution margin	42,500	5%	38,250	90%
Fiscal 2013 Short -Term Cash Incentive	170,000	20%	156,910	92%
	425,000		390,783

Long-Term Incentive Compensation

Autodesk uses long-term incentive compensation, in the form of equity awards, to motivate and reward executive officers for effectively executing longer-term strategic and operational objectives. The value of these equity awards is based on the value of our Common Stock and, these awards help align the interests of executive officers with those of Autodesk's stockholders.

2013 Proxy Statement 36

During fiscal 2013, the Committee approved equity awards for the Named Executive Officers composed of performance stock unit (“PSU”) awards and time-based restricted stock unit (“RSU”) awards. The Committee elected to use PSUs as the primary equity vehicle for the executive officers because these awards reflect a balance between significant upside potential for superior stock price performance, and decline in award size (to zero at the extreme) for performance that is below expectations.

The Committee exercises its judgment in determining the size of the equity awards granted to executive officers. For each eligible executive, the Committee considers the outstanding and unvested options to purchase shares of Common Stock, PSU awards, and RSU awards the executive already holds; the relative value of those equity awards compared to the awards held by other executive officers; the desired incentive mix between PSU awards and RSU awards; a compensation analysis prepared by the Committee's compensation consultant; and the individual experience, skills, and performance level of the executive officer.

Long-term incentive compensation in the form of equity awards represented a significant portion of the total direct compensation opportunity of the Named Executive Officers in fiscal 2013. Since equity awards are a variable form of compensation, their full value may not be realized due to stock market conditions, availability of trading windows, vesting conditions, award expiration, and similar factors.

March 2012 Equity Award Decisions

For the equity awards granted in March 2012 relating to the prior fiscal year (fiscal 2012) performance, the Committee took special consideration of Autodesk's absolute financial performance, including revenue growth and operating margin expansion. Specifically, the Committee reviewed the CEO's total compensation relative to these performance metrics to ensure alignment with the long-term interests of the stockholders, among other things.

In March 2012, the Committee granted equity awards to the Named Executive Officers in the following amounts:

Named Executive Officer	Target Number of Shares Subject to PSU Award (#)	Grant Date Fair Value of PSU Award ($)	Number of Shares Subject to RSU Award (#)	Grant Date Fair Value of RSU Award ($)	Grant Date Fair Value of Total Equity Award ($)
Carl Bass	82,500	3,012,900	82,500	3,012,900	6,025,800
Mark J. Hawkins	16,250	593,450	16,250	593,450	1,186,900
Jan Becker	12,500	456,500	12,500	456,500	913,000
Steve M. Blum	16,250	593,450	16,250	593,450	1,186,900
Pascal W. Di Fronzo	12,500	456,500	12,500	456,500	913,000
Amar Hanspal	16,000	584,320	16,000	584,320	1,168,640
Robert Kross	12,500	456,500	12,500	456,500	913,000

PSU Awards

For grants made in March 2012, PSUs are performance-based restricted stock unit awards pursuant to which the number of shares of Common Stock that may be earned is contingent upon Autodesk's absolute financial performance. The shares of Common Stock subject to each of these PSU awards were to be earned based upon Autodesk's revenue growth and non-GAAP operating margin performance for fiscal 2013, calculated under a pre-established performance matrix. The Committee established the fully funded target levels for the revenue performance measure at $2.5 billion and the target level for the non-GAAP operating margin performance measure at 26.0%. The Committee approved a matrix combining Autodesk's revenue growth and non-GAAP operating margin performance to account for performance levels that were higher or lower than the targeted levels. After the Committee determined the number of shares of Common Stock earned pursuant to the PSU awards, if any, such shares were to vest in three equal annual installments from the date of grant.

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In March 2013, based upon a review of Autodesk's performance in the prior year (fiscal 2013), the Committee certified the March 2012 PSU awards attainment level at 92.3% of target. Based on this performance, the PSU awards were earned as follows:

Named Executive Officer	Target Number of Shares Subject to PSU Award (#)	Actual Number of Shares Earned Pursuant to PSU Award (#)	Grant Date Fair Value of Shares Earned Pursuant to PSU Award in Fiscal 2013 (#)
Carl Bass	82,500	76,170	2,781,728
Mark J. Hawkins	16,250	15,002	547,873
Jan Becker	12,500	11,540	421,441
Steve M. Blum	16,250	15,002	547,873
Pascal W. Di Fronzo	12,500	11,540	421,441
Amar Hanspal	16,000	14,722	537,647
Robert Kross	12,500	11,540	421,441

Specific Performance PSU Award for CEO

In March 2012, the Committee granted an additional PSU award to the CEO covering 110,000 shares of Common Stock, with the actual number of shares earned contingent upon the achievement of specific Board-
approved goals and objectives for (a) corporate performance objectives, involving specific outcomes and deliverables as agreed to with the Board related to Autodesk's strategic plan, and (b) management of executive talent (the “Specific Performance PSU Award”).

The number of shares of Common Stock the CEO could earn at the first annual vesting date and the related performance criteria for that award installment were as follows:

Target Number of Shares of Common Stock	Vesting Date	Performance Measure
18,500	March 25, 2013	Significant progress towards the design and implementation of a plan relating to management of executive talent
18,500	March 25, 2013	Significant progress towards the implementation of the strategic plan for Autodesk

If the Committee determined, in its sole discretion, that the CEO had not satisfied the applicable performance criteria before the applicable vesting date, this PSU award would be reduced or forfeited.

In March 2013, the Committee certified that (1) the CEO met 100% of the performance objectives for making significant progress toward the implementation of the strategic plan; and (2) the CEO met 85% of the performance objectives for making significant progress toward the design and implementation of a plan relating to management of executive talent. The CEO was therefore entitled to 18,500 shares for the first performance measure, and 15,725 shares for the second. The value of the earned shares for this Specific Performance PSU Award for the first year was $1,149,960.

After certifying these results, and considering stockholder feedback regarding the need for greater use of relative performance metrics for long-term executive compensation, in March 2013, the Committee amended this Specific Performance PSU Award so the second and third year performance periods will instead be based on attainment of revenue growth and non-GAAP operating margin targets as well as relative TSR, as described in the “Fiscal 2014 Equity Awards: New PSU Plan,” below.

RSU Awards

The shares of Common Stock subject to each of the time-based vesting RSU awards granted to the Named Executive Officers in fiscal 2013 vest in three equal annual installments from the date of grant.

Fiscal 2014 Equity Awards: New PSU Plan

In March 2013, the Committee granted RSU and PSU awards to the executive officers taking into account prior year (fiscal 2013) performance. In arriving at the total number of RSU awards and targeted PSU awards granted to each executive officer, the Committee considered the absolute and relative performance of Autodesk in fiscal 2013 and the individual performance of each of the executive officers. PSUs constituted 60% of the awards granted to the CEO, and 50% of the awards granted to the other Named Executive Officers. Specifically, the Committee granted equity awards to the Named Executive Officers in the following amounts:

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Named Executive Officer	Target Number of Shares Subject to PSU Award (#)	Number of Shares Subject to RSU Award (#)
Carl Bass	126,000	84,000
Mark J. Hawkins	19,000	19,000
Jan Becker	13,000	13,000
Steve M. Blum	12,500	12,500
Pascal W. Di Fronzo	13,000	13,000
Amar Hanspal	15,000	15,000
Robert Kross	15,000	15,000

The PSU awards are based on a new PSU plan that was adopted following the stockholder engagement that occurred after the 2012 Annual Meeting. The design of the new PSU awards align with areas identified by stockholders as being of most critical importance, namely relative TSR, multi-year measurement, and comparison of Autodesk performance to that of other companies.

The actual number of shares earned will vary based on the following general terms and conditions of the PSU awards:

•
The PSU awards provide for the grant of a maximum number of shares that will be paid out in Common Stock if applicable performance criteria have been met. The performance criteria are based upon annual revenue and non-GAAP operating margin goals adopted by the Committee (the “Annual Financial Results”), as well as TSR compared against the S&P Computer Software Select Index (“Relative TSR”). In each case, Annual Financial Results for the relevant performance period could result in PSU attainment, subject to the Relative TSR modifier, of 0%-150% of target. Once that Annual Financial Results percentage is established, it is multiplied by a percentage ranging from 80%-120% depending on Autodesk's Relative TSR performance for the period. Ultimately, PSUs could be earned from 0%-180% of target.

•	Each PSU covers a three year period:

◦	Up to one third of the PSU may vest following year one depending upon the achievement of Annual Financial Results for year one as well as 1 year Relative TSR (covering year one).

◦	Up to one third of the PSU may vest following year two depending upon the achievement of Annual Financial Results for year two as well as 2 year Relative TSR (covering years one and two).

◦	Up to one third of the PSU may vest following year three depending upon the achievement of Annual Financial Results for year three as well as 3 year Relative TSR (covering years one, two and three).

Equity Incentive Deferral Plan

Prior to April 2013, Autodesk maintained the Autodesk, Inc. Equity Incentive Deferral Plan (the “Deferral Plan”). Under the Deferral Plan, executive officers were able to elect to defer up to 50% of their awards earned under the Fiscal 2013 EIP, and have any such deferred amounts granted in the form of RSU awards (the “Base RSU Award”). The Base RSU Award was fully vested as of the date of grant and had a distribution date on or about the third anniversary of the grant date. As an incentive for participating in the Deferral Plan, for every three shares of Common Stock subject to a Base RSU Award purchased by a participating executive officer, Autodesk agreed to grant a second RSU award covering one additional share of Common Stock (the “Premium RSU Award”). The Premium RSU Awards had vesting dates and distribution dates on or about the third anniversary of the grant dates.

As a result of the changes to the design of the overall long-term incentive compensation awards, including an increased emphasis on RSU awards and PSU awards, in September 2012 the Committee terminated the Deferral Plan, effective April 2013. While awards granted prior to that date will continue to be honored under the terms and conditions described above, the executive officers no longer have the ability to elect to defer their cash incentive awards.

Executive Benefits

Welfare and Other Employee Benefits

Autodesk has established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. The plan is intended to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, generally are not taxable to employees until withdrawn.

In addition, other benefits provided to the executive officers are the same as those provided to all of Autodesk's full-time employees. These benefits include medical, dental, and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. Autodesk also makes contributions to health savings plans on behalf of any employee who is a participant in a plan with a high deductible feature.

2013 Proxy Statement 39

Perquisites and Other Personal Benefits

Autodesk does not, as a general practice, provide material benefits or special considerations to the executive officers that it does not provide to other employees. From time to time, when deemed appropriate by the Committee, Autodesk provides certain executive officers perquisites and other personal benefits that are either competitively prudent or in Autodesk's best interest. In fiscal 2013, Mr. Hawkins, Executive Vice President and Chief Financial Officer, received certain living expenses due to the distance between his home and Autodesk's headquarters. Please see “Executive Compensation-Summary Compensation Table and Narrative Disclosure,” on page 43 for the aggregate amount of such perquisites. In addition, certain other non-material perquisites were provided to certain Named Executive Officers, as noted in the “Executive Compensation-Summary Compensation Table and Narrative Disclosure,” on page 43.

Employment Agreements and Post-Employment Compensation

Employment Agreement with the CEO

Autodesk entered into an amended and restated employment agreement with Carl Bass, President and Chief Executive Officer on March 8, 2012. Throughout fiscal 2013, this agreement provided general protection for Mr. Bass in the event of termination without cause or resignation for good reason (including change of control). Mr. Bass's employment agreement was a valuable tool to retain his services during fiscal 2013. The protections afforded to him in the event of a change of control provide Autodesk with an increased level of confidence that he will remain with Autodesk up to and for some period of time after a change of control. This in turn provides continuity in the event of a change in control, which may ultimately enhance stockholder value, and discourages benefits simply for consummating a change in control. This employment agreement was further amended and restated on March 21, 2013. Details of the agreements for Mr. Bass can be found beginning on page 50.

Change in Control Program

To ensure the continued service of key executive officers in the event of a potential change in control of Autodesk, the Board has adopted the Autodesk, Inc. Executive Change in Control Program. Each of the Named Executive Officers, other than the CEO, among other employees, is a participant in the Executive Change in Control Program. The payments and benefits available under the Executive Change in Control program are designed to encourage the Named Executive Officers' continued services in the event of a potential change in control of Autodesk and to allow for a smooth leadership transition upon a change in control transaction. Further, these arrangements are intended to provide incentives to the Named Executive Officers to execute the wishes of the Board, even in the event that the Board takes an action that may result in the elimination of a Named Executive Officer's position.

The Executive Change in Control Program serves as a valuable tool to retain the services of executive officers in the event of a potential transaction and provides an increased level of confidence that the executive officers will remain with Autodesk for some period of time after a change in control. This provides continuity in the event of a change in control transaction, which may ultimately enhance stockholder value, and discourages payments and benefits simply for consummating a change in control transaction. Payment and benefits under the Executive Change in Control Program are provided only in the event of a qualifying termination of employment following a change in control (“double trigger.”) Autodesk does not offer tax reimbursement or “gross-up” payments under the Executive Change in Control Program.

The material terms and conditions of the Executive Change in Control Program, as well as an estimate of the potential payments and benefits payable in the event of a termination of employment in connection with a change in control of Autodesk, are set forth in “Change in Control Arrangements and Employment Agreements” below.

Other Compensation Policies

Mandatory Stock Ownership Guidelines

The Board believes that stock ownership by the executive officers is important to tie the risks and rewards inherent in stock ownership to the executive officers. Consequently, in fiscal 2013 the Board adopted mandatory guidelines for stock ownership by executive officers, replacing the previous voluntary ownership guidelines. During fiscal 2013, these mandatory ownership guidelines required all executive officers to hold a fixed number of shares of Autodesk's Common Stock at the appropriate executive officer level. This is intended to create clear guidelines that tie a portion of the executive officer's net worth to the performance of Autodesk's stock price. The current stock ownership guidelines are as follows:

	CEO	Executive Vice President	Senior Vice President
Minimum number of shares to be owned	100,000	30,000	15,000

Executive officers have four years from the later of either (i) December 2013 or (ii) their promotion to a new, higher-level position to satisfy the required level of stock ownership. An executive officer can satisfy his or her required ownership level through exercising vested options

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to purchase shares of Common Stock or by purchasing shares of Common Stock in the open market or through the Autodesk, Inc. Employee Qualified Stock Purchase Plan. For purposes of satisfying the required stock ownership level, both vested and unvested shares of restricted stock and shares of Common Stock subject to outstanding RSU awards are counted as owned.

As of the end of fiscal 2013, each of the Named Executive Officers satisfied the mandatory stock ownership guidelines.

Compensation Recovery Policy

Autodesk has not yet implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. The Board intends to adopt a general compensation recovery, or clawback, policy covering annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Derivatives Trading and Hedging Policy

Executive officers, members of the Board, and all other employees are prohibited from investing in derivative securities related to Autodesk's Common Stock and engaging in short sales or other short-position transactions in shares of Autodesk's Common Stock. This policy does not restrict ownership of company-granted awards, such as options to purchase shares of Common Stock or PSU or RSU awards, which have been granted by the Committee. Autodesk's insider trading policy prohibits the trading of derivatives or the hedging of Autodesk's common equity securities by all employees, including the executive officers, and members of the Board.

Equity Award Grant Policy

All equity awards granted to the executive officers are approved by the Committee. Approval of the annual equity awards for the executive officers occurs at the Committee's regularly-scheduled quarterly meetings.

Regulatory Considerations and Practices

Autodesk continuously reviews and evaluates the impact of the tax laws and accounting practices and related interpretations on the executive compensation program. For example, the Committee considers Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), which results in recognition of compensation expense for share-based payment awards, and Section 409A of the Internal Revenue Code (“Code”), which impacts deferred compensation arrangements, as it evaluates, structures, and implements changes to the program.

Deductibility Limitation

Section 162(m) of the Code generally limits the amount of remuneration that a company may deduct for federal income tax purposes in any taxable year with respect to the CEO and each of the next three most highly-compensated executive officers (excluding the chief financial officer) to $1 million. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code or satisfies the conditions of another exemption from the deduction limit. The compensation income realized upon the exercise of options to purchase shares of Common Stock granted under a stockholder-approved employee stock plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

The Autodesk Executive Incentive Plan and the 2012 Employee Stock Plan are structured with the intention that awards granted under these plans could qualify for tax deductibility. However, to maintain flexibility and promote simplicity in the administration of these arrangements, other compensation that may be awarded under these plans, such as annual incentive cash payments and PSU and RSU awards, are sometimes not designed to qualify for tax deductibility under the Code.

Further, while mindful of the benefit of full deductibility of the remuneration paid to senior executive officers, the Committee believes that Autodesk should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating the executive officers in a manner that can best promote Autodesk's objectives, which aligns the executive officers' interests with the stockholders' interests. Therefore, Autodesk has not adopted a policy that requires all compensation to be deductible. The Committee intends to continue to compensate the executive officers in a manner consistent with Autodesk's best interests and the best interests of the stockholders.

Taxation of Deferred Compensation

Section 409A of the Code imposes significant additional taxes in the event an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Section 409A applies to a wide range of compensation arrangements, including traditional nonqualified deferred compensation plans, certain equity awards, and severance

2013 Proxy Statement 41

arrangements. To assist employees with avoiding additional taxes under Section 409A, Autodesk has structured equity awards in a manner intended to comply with the applicable Section 409A conditions.

Taxation of “Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits. In addition, the relevant company, or a successor may forfeit a deduction on the amounts subject to this additional tax. Autodesk did not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during fiscal 2013, and has not agreed and is not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement or to otherwise address the application of Sections 280G or 4999 in connection with payments or benefits arising from a change in control.

Accounting for Stock-Based Compensation

Autodesk follows ASC Topic 718 for stock-based compensation awards. ASC Topic 718 requires Autodesk to measure the compensation expense for all share-based payment awards made to employees, including executive officers, and members of the Board, including options to purchase shares of Common Stock, based on the grant date “fair value” of these awards. Fair value is calculated for accounting purposes and reported in the compensation tables below, even though the executive officers and directors may never realize any value from their awards. ASC Topic 718 also requires Autodesk to recognize the compensation cost of these share-based payment awards in the income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

Report of the Compensation Committee

The Compensation and Human Resources Committee of the Board of Directors, which is comprised solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities regarding compensation matters and, pursuant to its Charter, is responsible for determining the compensation of Autodesk's executive officers. The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement as required by Item 402(b) of Regulation S-K with Autodesk's management team. Based on this review and discussion, the Compensation and Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Steven M. West, Chairman
Mary T. McDowell
Stacy J. Smith

2013 Proxy Statement 42

Summary Compensation Table and Narrative Disclosure

This narrative discussion, as well as the table and footnotes below, summarizes our Named Executive Officers’ compensation for fiscal 2013, 2012 and 2011. The Named Executive Officers are Carl Bass (President and Chief Executive Officer), Mark J. Hawkins (Executive Vice President and Chief Financial Officer), and the next three most highly compensated individuals who were serving as executive officers of Autodesk on January 31, 2013, the last day of our most recent fiscal year. In addition, Amar Hanspal (Senior Vice President, Information Modeling and Platform) and Robert Kross (Senior Vice President, Design, Lifecycle and Simulation) served as executive officers during fiscal 2013 and are Named Executive Officers for fiscal 2013. For information on our compensation objectives, see the discussion under the heading “Compensation Discussion and Analysis.”

Salary

Named Executive Officers are paid a cash-based salary. We did not provide equity or other non-cash items to our Named Executive Officers as salary compensation during fiscal 2013, 2012 and 2011.

Bonus

This column represents payments made to our Named Executive Officers for amounts that relate to: Autodesk and individual performance under the Autodesk, Inc. Incentive Performance plan; signing bonuses, as in the case of Mr. Hawkins, who received a sign-on bonus paid in two equal $100,000 installments, one of which was paid in fiscal 2011; and other miscellaneous payments, such as payments made in recognition of years of service as part of an Autodesk company-wide program.

Stock Awards and Option Awards

Amounts shown in these columns do not reflect compensation actually received by our Named Executive Officers. Instead, the amounts reported represent the aggregate grant date fair values of performance-based restricted stock unit (“PSU”) awards, restricted stock unit (“RSU”) awards and option awards, as determined pursuant to FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements in our fiscal 2013 Annual Report on Form 10-K filed on March 18, 2013.

Equity and Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation represents amounts earned for services performed during the relevant fiscal year pursuant to our short-term cash incentive plan (EIP) for all executive officers shown. Amounts earned under our short-term cash incentive plan are paid in cash unless a participant elects to defer a portion of the earned amount as RSUs. (See note (f) below and “Compensation Discussion and Analysis” above for more information on these deferrals.) The amounts shown in the Non-Equity Incentive Plan Compensation column below reflect the total cash amounts awarded. The amounts shown in the Equity Incentive Deferral Plan Compensation column reflect the grant date fair value of RSUs granted in lieu of cash due to the participant’s decision to defer into RSUs a portion of the total short-term cash incentive plan (EIP) amount awarded. Cash amounts awarded under the EIP are payable in the first quarter of the following fiscal year.

All Other Compensation

This column represents all other compensation for the relevant fiscal year not reported in the previous columns, such as payment of relocation and temporary housing expenses, reimbursement of certain tax expenses, Autodesk’s matching contributions to pre-tax savings plans, insurance premiums, personal gifts and related tax gross ups. Generally, unless the items included in this category exceed the greater of $25,000 or 10% of the total amount of perquisites received by such Named Executive Officer, each individual perquisite is not separately identified and quantified.

2013 Proxy Statement 43

The Summary Compensation Table below presents information concerning the total compensation of our Named Executive Officers for fiscal 2013, 2012 and 2011. Ms. Becker was not a Named Executive Officer in fiscal 2012 and fiscal 2011, so her compensation information is not presented for those periods. Mr. Blum was not a Named Executive Officer prior to fiscal 2012, so his compensation information is not presented for fiscal 2011. Mr. Hanspal was not a Named Executive Officer prior to fiscal 2013 so his compensation information is not presented for prior periods.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(d)	Stock Awards ($) (e)	Option Awards ($)	Equity Incentive Deferral Plan Compensation ($) (f)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Carl Bass,	2013	991,000	1,142,213	7,269,000	—	—	—	4,196	9,406,409
President and Chief	2012	945,192	950	8,762,000	4,386,870	—	1,300,000	4,202	15,399,214
Executive Officer	2011	920,769	—	—	3,704,727	—	1,429,000	6,184	6,060,680
Mark J. Hawkins,	2013	571,076	394,583	1,186,900	—	—	—	51,553	2,204,112
Executive Vice President and	2012	547,885	—	1,173,588	402,130	226,889	289,800	100,582	2,740,874
Chief Financial Officer (a)	2011	531,058	100,000	—	712,447	333,306	250,000	78,943	2,005,754
Jan Becker,	2013	395,557	275,289	913,000	—	—	—	4,095	1,587,941
Senior Vice President,
Human Resources and Corporate Real Estate
Steven M. Blum,	2013	428,269	157,860	1,186,900	—	—	233,873	16,438	2,023,340
Senior Vice President,	2012	378,080	—	1,666,450	731,145	—	392,754	13,467	3,181,896
Worldwide Sales and Services (b)
Pascal W. Di Fronzo,	2013	424,961	294,206	913,000	—	—	—	4,106	1,636,273
Senior Vice President,	2012	388,096	—	1,173,588	402,130	—	350,000	11,956	2,325,770
General Counsel and Secretary	2011	390,500	—	—	569,958	—	340,000	27,108	1,327,566
Amar Hanspal,	2013	407,173	280,361	1,168,640	—	—	—	7,268	1,863,442
Senior Vice President,
Information Modeling and Platform
Robert Kross,	2013	395,557	273,439	913,000	—	—	—	11,920	1,593,916
Senior Vice President,	2012	378,077	—	1,173,588	402,130	—	325,000	16,010	2,294,805
Design, Lifecycle and Simulation (c)	2011	369,692	—	—	569,958	—	350,000	4,686	1,294,336
 _____________

(a)
Mr. Hawkins’ fiscal 2013 other compensation includes a reimbursement of relocation expenses of $20,882 with an associated tax gross up of $18,333. In addition, Mr. Hawkins’ fiscal 2013 other compensation includes authorized spouse travel and gifts in connection with a business trip, tax gross-ups for certain perquisites, the 401(k) plan match, and standard health benefits.

(b)
Mr. Blum’s Non-Equity Incentive Plan Compensation consists of amounts earned as sales commissions during fiscal 2013 and as shown below. Commissions and sales bonuses are paid quarterly for the previous quarter’s commissions and bonus earned.

Fiscal 2013
Sales commissions	$195,623
Sales commissions—non-GAAP operating margin	38,250
Total	$233,873

Mr. Blum’s fiscal 2013 other compensation includes authorized spouse travel and gifts in connection with a business trip, the 401(k) plan match, tax gross-ups for certain perquisites, and standard health benefits.

(c)
Mr. Kross' fiscal 2013 other compensation includes authorized spouse travel and gifts in connection with a business trip, tax gross ups for certain perquisites, the 401(k) plan match, and standard health benefits.

(d)
Fiscal 2013 bonuses primarily relate to amounts paid under the Autodesk, Inc. Incentive Performance Plan, in recognition of Autodesk's performance under the metrics approved for that Plan. In addition, Ms. Becker and Mr. Blum received anniversary bonuses in recognition of their years of service.

2013 Proxy Statement 44

(e)
Amounts consist of the aggregate grant date value for PSU and RSU awards computed in accordance with FASB ASC Topic 718, based on target levels of achievement (the probable outcome at grant) in the case of PSUs. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 18, 2013. The maximum value of PSU awards is capped at 150% of target. The maximum values for PSU awards granted in fiscal 2013 are as follows: Mr. Bass: $4,519,350; Mr. Hawkins: $890,175; Ms. Becker: $684,750; Mr. Blum: $890,175; Mr. Di Fronzo: $684,750; Mr. Hanspal: $876,480; and Mr. Kross: $684,750. In addition, Mr. Bass received a PSU grant relating to certain specified strategic corporate and talent management performance objectives, with a maximum value of $1,243,200. Actual PSU awards earned in fiscal 2013 by the Named Executive Officers are shown in “Long-Term Incentive Compensation" in the “Compensation Discussion and Analysis.”

(f)
Prior to April 2013, we maintained the Deferral Plan. Under the Deferral Plan, participants were permitted to defer up to 50% of their EIP award in a given plan year. The deferred amount of such award was to be settled with RSUs granted to the participant. For detailed information on the Deferral Plan, see “Compensation Discussion and Analysis,” above.

Grants of Plan-Based Awards in Fiscal 2013

Grants of plan-based awards reflect grants made to our Named Executive Officers under our non-equity incentive plans and equity compensation plans during fiscal 2013.
The following table includes potential threshold, target and maximum amounts payable under our short-term cash incentive plan (EIP) for performance during fiscal 2013. However, these amounts do not reflect amounts actually earned under our EIP for fiscal 2013. The following table also includes amounts relating to PSUs and RSUs issued under our 2012 Employee Stock Plan. See “Change in Control Arrangements and Employment Agreements” below for a further description of certain terms relating to these awards. Awards included in the following table do not constitute additional compensation to the amounts included in the Summary Compensation Table. See “Annual Incentive Award Decisions" and “Long-Term Incentive Compensation" in the “Compensation Discussion and Analysis” beginning on page 23 for actual amounts earned in fiscal 2013 by the Named Executive Officers and further discussion of the role of plan-based and other awards in our overall executive compensation program.

2013 Proxy Statement 45

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during fiscal 2013:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock (#)(c)	Grant Date Fair Value of Stock Awards and Option Awards ($) (d)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Carl Bass	3/8/2012		—	—	—	—	—	—	82,500	3,012,900
	3/8/2012		—	—	—	—	82,500	123,750	—	3,012,900
	12/5/2012	(e)	—	—	—	—	37,000	37,000	—	1,243,200
			—	1,237,500	2,351,250	—	—	—	—	—
Mark J.	3/8/2012		—	—	—	—	—	—	16,250	593,450
Hawkins	3/8/2012		—	—	—	—	16,250	24,375	—	593,450
			—	427,500	812,250	—	—	—	—	—
Jan Becker	3/8/2012		—	—	—	—	—	—	12,500	456,500
	3/8/2012		—	—	—	—	12,500	18,750	—	456,500
			—	296,250	562,875	—	—	—	—	—
Steve M.	3/8/2012		—	—	—	—	—	—	16,250	593,450
Blum	3/8/2012		—	—	—	—	16,250	24,375	—	593,450
			—	425,000	N/A	—	—	—	—	—
Pascal W.	3/8/2012		—	—	—	—	—	—	12,500	456,500
Di Fronzo	3/8/2012		—	—	—	—	12,500	18,750	—	456,500
			—	318,750	605,625	—	—	—	—	—
Amar	3/8/2012		—	—	—	—	—	—	16,000	584,320
Hanspal	3/8/2012		—	—	—	—	16,000	24,000	—	584,320
			—	303,750	577,125	—	—	—	—	—
Robert	3/8/2012		—	—	—	—	—	—	12,500	456,500
Kross	3/8/2012		—	—	—	—	12,500	18,750	—	456,500
			—	296,250	562,875	—	—	—	—	—
 ________________

(a)
Reflects target and maximum dollar amounts payable under the EIP for performance during fiscal 2013, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation Programs.” “Threshold” refers to the minimum amount payable for a certain level of performance; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible. Mr. Blum’s amount in the “target” column includes a fiscal 2013 target short-term cash incentive award of $170,000 and target sales commissions of $255,000. Mr. Blum’s maximum short-term cash incentive plan award is $323,000, or 190% of his target award. Sales commissions do not have a preset maximum limit.

(b)
Represents shares of our Common Stock subject to each of the PSU awards granted to the Named Executive Officers in fiscal 2013 under our 2012 Employee Stock Plan. These columns show the awards that were possible at the threshold, target and maximum levels of performance. Shares were to be earned based upon our revenue growth and non-GAAP operating margin performance for fiscal 2013, calculated under a pre-established performance matrix. The Committee established the target levels for the revenue performance measure at $2.5 billion and the target level for the non-GAAP operating margin performance measure at 26%. After the Committee determined the number of shares of Common Stock earned pursuant to the PSU awards, if any, such shares were to vest in three equal installments at the time of issuance and on the first and second anniversaries of the date of issuance. For Mr. Bass, amounts include an additional PSU award covering 37,000 shares of Common Stock, subject to being earned based upon achievement of (a) specific corporate performance objectives, involving specific outcomes and deliverables related to Autodesk's strategic plan and (b) management of executive talent. Actual PSU awards earned in fiscal 2013 by the Named Executive Officers under this program are shown in “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis.”

(c)	RSUs vest as to one-third of the units on an annual basis over three years from the date of grant.

(d)
Reflects the grant date fair value of each equity award. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 18, 2013. These amounts do not correspond to the actual value that will be realized by the Named Executive Officers upon the vesting of RSUs or the sale of the Common Stock underlying such awards.

(e)	The Compensation and Human Resources Committee approved the PSU award on March 8, 2012, but due to the accounting standards the award was not recognized as granted until December 5, 2012.

2013 Proxy Statement 46

Outstanding Equity Awards at Fiscal 2013 Year End

The following table presents information concerning unexercised options and unvested RSU awards for each Named Executive Officer outstanding as of January 31, 2013. This table includes options and RSUs granted under the 2012 Employee Stock Plan, the 2008 Employee Stock Plan, the 2006 Employee Stock Plan and the 1996 Stock Plan. Unless otherwise indicated, all options granted to Named Executive Officers vest at the rate of 25% per year over the first four years of the option term and all RSU awards fully vest on the third anniversary of the grant date.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (f)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Carl Bass	3/18/2004	125,000		—	14.40	3/18/2014	—		$—	—		$—
	6/28/2004	150,000		—	20.69	6/28/2014	—		—	—		—
	6/14/2007	375,000		—	45.29	6/14/2013	—		—	—		—
	3/13/2008	400,000		—	34.53	3/13/2014	—		—	—		—
	2/2/2009	393,750		131,250	16.53	2/2/2016	—		—	—		—
	3/26/2010	195,000		195,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	75,000		225,000	43.81	3/24/2021	—		—	—		—
	3/8/2012	—		—	—	—	34,225	(a)	1,330,668	—		—
	3/8/2012	—		—	—	—	76,147	(b)	2,960,595	—		—
	3/24/2011	—		—	—	—	132,000	(c)	5,132,160	—		—
	3/8/2012	—		—	—	—	82,500	(d)	3,207,600	—		—
Mark J. Hawkins	4/27/2009	—		37,500	19.01	4/27/2016	—		—	—		—
	3/26/2010	—		37,500	29.50	3/26/2017	—		—	—		—
	3/24/2011	—		20,625	43.81	3/24/2021	—		—	—		—
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	3/24/2011	—		—	—	—	—		—	1,902	(h)	73,950
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	—		—	1,553	(g)	60,381
	3/8/2012	—		—	—	—	16,250	(d)	631,800	—		—
	3/8/2012	—		—	—	—	14,998	(b)	583,122	—		—
Jan Becker	6/14/2007	50,000		—	45.29	6/14/2013	—		—	—		—
	3/12/2008	45,000		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	2		18,750	16.53	2/2/2016	—		—	—		—
	3/26/2010	15,000		30,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	6,875		20,625	43.81	3/24/2021	—		—	—		—
	3/8/2012	—		—	—	—	11,537	(b)	448,559	—		—
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	12,500	(d)	486,000	—		—
Steve M. Blum	6/14/2007	65,000		—	45.29	6/14/2013	—		—	—		—
	6/29/2007	22,500	(i)	—	17.53	4/5/2014	—		—	—		—
	3/12/2008	20,706		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	41,250		13,750	16.53	2/2/2016	—		—	—		—
	3/25/2010	30,000		30,000	29.49	3/25/2017	—		—	—		—
	3/24/2011	12,500		37,500	43.81	3/24/2021	—		—	—		—
	3/24/2011	—		—	—	—	16,500	(c)	641,520	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	14,998	(b)	583,122	—		—

2013 Proxy Statement 47

	3/8/2012	—		—	—	—	16,250	(d)	631,800	—		—
Pascal W. Di Fronzo	6/14/2007	75,000		—	45.29	6/14/2013	—		—	—		—
	3/12/2008	22,502		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	56,250		18,750	16.53	2/2/2016	—		—	—		—
	3/26/2010	30,000		30,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	6,875		20,625	43.81	3/24/2021	—		—	—		—
	3/8/2012	—		—	—	—	11,537	(b)	448,559	—		—
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	12,500	(d)	486,000	—		—
Amar Hanspal	6/14/2007	75,000		—	45.29	6/14/2013	—		—	—		—
	3/12/2008	45,000		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	56,250		18,750	16.53	2/2/2016	—		—	—		—
	3/26/2010	30,000		30,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	6,875		20,625	43.81	3/24/2021	—		—	—		—
	8/6/2007	40,000	(i)	—	24.97	9/15/2014	—		—	—		—
	3/8/2012	—		—	—	—	14,768	(b)	574,180	—		—
	3/26/2010	—		—	—	—	—		—	745	(j)	28,966
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	—		—	963	(g)	37,441
	3/8/2012	—		—	—	—	16,000	(d)	622,080	—		—
Robert Kross	6/14/2007	65,000		—	45.29	6/14/2013	—		—	—		—
	3/12/2008	45,000		—	32.90	3/12/2014	—		—	—		—
	2/2/2009	37,500		18,750	16.53	2/2/2016	—		—	—		—
	3/26/2010	30,000		30,000	29.50	3/26/2017	—		—	—		—
	3/24/2011	6,875		20,625	43.81	3/24/2021	—		—	—		—
	3/8/2012	—		—	—	—	11,537	(b)	448,559	—		—
	3/24/2011	—		—	—	—	9,075	(c)	352,836	—		—
	9/21/2011	—		—	—	—	20,000	(e)	777,600	—		—
	3/8/2012	—		—	—	—	12,500	(d)	486,000	—		—
________________

(a)
Award relates to earned amount of PSU award based on certain specified strategic corporate, and talent management performance objectives. The Compensation and Human Resources Committee approved the PSU award on March 8, 2012, but due to the accounting standards the award was not recognized as granted until December 5, 2012. The award was granted under the 2012 Plan and vests on March 25, 2013.

(b)
Awards granted on March 8, 2012, relate to a PSU award granted under the 2012 Plan. The PSU award is to vest based on achievement of the performance goals for fiscal 2013 (such that achievement of a particular level of performance could result in no portion of the award vesting, the full award vesting, or some portion of the award vesting) in thirds for a period of three years from the grant date.

(c)	Awards granted on March 24, 2011, relate to RSU awards and vest in thirds for a period of three years from the grant date.

(d)	Awards granted on March 8, 2012, relate to RSU awards granted under the 2012 Plan and vest in thirds for a period of three years from the grant date.

(e)	Awards granted on September 21, 2011, relate to RSU awards and fully vest within three years of the grant date.

(f)
Market value of RSUs that have not vested is computed by multiplying (i) $38.88, the closing price on the NASDAQ of Autodesk Common Stock on January 31, 2013, the last trading day of fiscal 2013, by (ii) the number of shares of stock underlying RSU awards.

(g)
Awards granted on March 8, 2012, to Mr. Hawkins and Mr. Hanspal relate to the Premium RSU awards granted under the Equity Incentive Deferral Plan for fiscal year 2012. These awards vest on the third anniversary of the grant date.

(h)
Awards granted on March 24, 2011, to Mr. Hawkins relate to the Premium RSU awards granted under the Equity Incentive Deferral Plan for fiscal year 2011. These awards vest on the third anniversary of the grant date.

(i)
Options granted on June 29, 2007, and August 6, 2007, to Mr. Blum and Mr. Hanspal relate to the re-grant of options that were amended and re-priced as a result of our 2007 voluntary review of historical stock option granting practices. These options have varied vesting schedules because the original option was split between an incentive stock option and a non-qualified stock option due to IRS regulations regarding the number of incentive stock options that can vest in any one calendar year, and because only the unexercised portion of the option was cancelled and re-granted.

(j)
Awards granted on March 26, 2010, to Mr. Hanspal relate to the Premium RSU awards granted under the Equity Incentive Deferral Plan for fiscal year 2010. These awards vest on the third anniversary of the grant date.

2013 Proxy Statement 48

Option Exercises and Stock Vested at Fiscal 2013 Year End

The following table presents certain information concerning the vesting of stock awards by each of the Named Executive Officers during fiscal 2013.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (a)
Carl Bass	218,750	1,518,125	68,000	2,428,960
Mark J. Hawkins	56,250	824,063	29,675	1,210,741
Jan Becker	121,428	1,820,275	8,958	319,980
Steve M. Blum	108,294	521,410	18,500	641,220
Pascal W. Di Fronzo	—	—	13,453	480,541
Amar Hanspal	—	—	10,348	369,630
Robert Kross	50,000	451,500	10,772	384,775
______________

(a)
For options exercised, reflects the number of shares acquired upon exercise multiplied by the difference between the closing market price of our Common Stock as reported on the NASDAQ on the date of exercise and the exercise price of the underlying stock option. For RSUs vested, reflects the number of shares acquired on vesting multiplied by the closing market price of our Common Stock as reported on the NASDAQ on the vesting date.

Nonqualified Deferred Compensation for Fiscal 2013

Under our Nonqualified Deferred Compensation Plan, certain United States-based officers (including Named Executive Officers) may defer compensation earned as salary, commissions or awards under the short-term cash incentive plan (EIP). Deferral elections are made by eligible executive officers each year during an “open enrollment” period for amounts to be earned in the following year. Autodesk does not make any contribution for executive officers under the Nonqualified Deferred Compensation Plan. Prior to April 2013, we maintained our Autodesk, Inc. Equity Incentive Deferral Plan, which permitted certain executive officers to defer up to 50% of their EIP award.

The following table presents information regarding non-qualified deferred compensation activity for each listed officer during fiscal 2013:

Named Executive Officer	Executive Contributions in Fiscal Year ($) (a)	Aggregate Earnings/ (Losses) in Fiscal Year ($) (b)	Aggregate Balance at Fiscal Year End ($)
Carl Bass	—	—	—
Mark J. Hawkins	59,800	10,084	107,912
Jan Becker	—	18,778	1,145,326
Steve M. Blum	88,260	57,930	444,928
Pascal W. Di Fronzo	—	18,180	128,836
Amar Hanspal	—	3,048	21,396
Robert Kross	—	—	—
 _____________

(a)	Contributions in this column for Mr. Hawkins and Mr. Blum include $59,800 and $88,260, respectively, are reported as fiscal 2012 salary in the Summary Compensation Table.

(b)	None of the earnings or losses in this column are reflected in the Summary Compensation Table because they are not considered preferential or above market.

2013 Proxy Statement 49

Change in Control Arrangements and Employment Agreements

In an effort to ensure the continued service of our key executive officers in the event of a change in control, each of our current executive officers other than our CEO, among other employees, participate in an amended and restated Executive Change in Control Program (the “Program”) that was approved by the Board in March 2006 and amended most recently in December 2010. Mr. Bass does not participate in the Program and has a change in control provision in his employment agreement, as noted below.

Executive Change in Control Program

Under the terms of the Program, if, within twelve months of a "change in control", an executive officer who participates in the Program is terminated without "cause", or voluntarily terminates his or her employment for "good reason" (as those terms are defined in the Program), the executive officer will receive (among other benefits), following execution of a release and non-solicit agreement:

•	An amount equal to one and one-half times the sum of the executive officer’s annual base compensation and average annual bonus, payable in a lump sum;

•	The acceleration of all of the executive officer’s outstanding incentive equity awards, including stock options and RSUs; and

•
Reimbursement of the total applicable premium cost for medical and dental coverage for the executive officer and his or her eligible spouse and dependents until the earlier of 18 months from the date of termination or when the executive officer becomes covered under another employer’s employee benefit plans.

•
If the executive officer is terminated for any other reason, they will receive severance or other benefits only to the extent that they would be entitled to receive under our then-existing benefit plans and policies. If the benefits provided under the Program constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever amount results in the receipt of the greatest amount of benefits by the executive officer.

As defined in the Program, a “change in control” occurs if any person acquires 50% or more of the total voting power represented by voting securities, if Autodesk sells all or substantially all its assets, if Autodesk merges or consolidates with another corporation, or if the composition of the Board changes substantially.

Employment Agreement with Carl Bass (effective during the fiscal year ended January 31, 2013)

In March 2012, Autodesk entered into an amended and restated employment agreement with Carl Bass. This agreement was effective during the fiscal year ended January 31, 2013, and provided for, among other things, certain payments and benefits to be provided to Mr. Bass in the event his employment was terminated without “cause” or he resigned for “good reason,” including in connection with a “change of control” or following the completion of a Board requested executive “transition period”, as each such term was defined in Mr. Bass's employment agreement.

In the event Mr. Bass's employment was terminated by Autodesk without cause or if Mr. Bass resigned for good reason, and such termination was not in connection with a change of control, Mr. Bass would have received (i) payment of 200% of his then current base salary for 12 months; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurred provided Autodesk bonus targets were satisfied, to be paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) accelerated vesting for 24 months of his then-outstanding, unvested equity awards (other than any awards that vest in whole or in part based on performance); (iv) a period of not less than 12 months to exercise any vested stock options that were granted to Mr. Bass on or after February 2, 2009 (provided that such options shall expire, if earlier, on the date when they would have expired if his employment had not terminated); and (v) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 12 months following termination or the date Mr. Bass became covered under similar health plans. In addition, Mr. Bass was subject to non-solicitation and non-competition covenants for 12 months following a termination that gave rise to the severance benefits discussed above.

If, in connection with a change of control, Mr. Bass's employment was terminated by Autodesk without cause or if Mr. Bass resigned for good reason, Mr. Bass would have received (i) a lump sum payment in an amount equal to 200% of his then current annual base salary; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurred provided Autodesk bonus targets were satisfied, to be paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria; (iv) a period of not less than twelve (12) months to exercise any vested stock options that were granted to Mr. Bass on or after February 2, 2009 (provided

2013 Proxy Statement 50

that such options shall expire, if earlier, on the date when they would have expired if his employment had not terminated); and (v) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 18 months following termination or the date Mr. Bass became covered under similar health plans.

Employment Agreement with Carl Bass (effective March 2013)

In March 2013, Autodesk entered into an amended and restated employment agreement with Carl Bass that increases his salary in fiscal 2014 and provides for, among other things, certain payments and benefits to be provided to Mr. Bass in the event his employment is terminated without “cause” or he resigns for “good reason,” including in connection with a “change of control” or following the completion of a Board requested executive “transition period”, as each such term is defined in Mr. Bass's employment agreement.

In the event Mr. Bass's employment is terminated by Autodesk without cause or if Mr. Bass resigns for good reason, and such termination is not in connection with a change of control, Mr. Bass will receive (i) payment of 200% of his then current base salary for 12 months; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurs provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then-outstanding, unvested equity awards (other than any awards that vest in whole or in part based on performance); (iv) with respect to his then outstanding unvested equity awards that vest in whole or in part based on performance, those awards will vest, as if he had remained continuously employed by Autodesk through the end of the 12-month performance period in which his employment is terminated, based on the extent, if any, that the underlying performance criteria for those awards are satisfied for that performance period; (v) a period of not less than 12 months to exercise any vested stock options that were granted to Mr. Bass on or after February 2, 2009 (provided that such options shall expire, if earlier, on the date when they would have expired if his employment had not terminated); and (vi) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 12 months following termination or the date Mr. Bass becomes covered under similar health plans. In addition, Mr. Bass is subject to non-solicitation and non-competition covenants for 12 months following a termination that gives rise to the severance benefits discussed above.

If, in connection with a change of control, Mr. Bass's employment is terminated by Autodesk without cause or if Mr. Bass resigns for good reason, Mr. Bass will receive (i) a lump sum payment in an amount equal to 200% of his then current annual base salary; (ii) payout of his pro-rata bonus for the fiscal year of Autodesk in which termination occurs provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15th of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria; (iv) a period of not less than twelve (12) months to exercise any vested stock options that were granted to Mr. Bass by Autodesk on or after February 2, 2009 (provided that such options shall expire, if earlier, on the date when they would have expired if his employment had not terminated); and (v) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 18 months following termination or the date Mr. Bass becomes covered under similar health plans.

Potential Payments Upon Termination or Change in Control

The tables below list the estimated amount of compensation payable to each of the Named Executive Officers in the event of voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change in control, and termination in the event of disability or death of the executive. The amounts shown for all Named Executive Officers assume that such termination was effective as of January 31, 2013, and include amounts earned through that date for all components of compensation, benefits and perquisites payable under the Executive Change in Control Program effective during the 2013 fiscal year. Mr. Bass does not participate in the Executive Change in Control Program. Amounts for Mr. Bass include certain items specified in his employment agreement, discussed above. Estimated amounts for share-based compensation are based on the closing price of our Common Stock on the NASDAQ on Thursday, January 31, 2013, which was $38.88 per share. The actual amounts for all Named Executive Officers to be paid out can only be determined at the time of such executive’s separation.

2013 Proxy Statement 51

Carl Bass

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	1,980,000	—	1,980,000	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	1,179,667	—	—
Equity Awards (3)	—	12,336,102	—	17,379,097	—	—
Benefits and perquisites:
Health Insurance (4)	—	25,127	—	37,690	25,127	—
Disability Income (5)	—	—	—	—	2,318,937	—
Accidental Death or Dismemberment (6)	—	—	—	—	—	—
Life Insurance (7)	—	—	—	—	—	1,980,000
Accrued Vacation Pay (8)	—	—	—	—	—	—
Total Executive Benefits and Payments Upon Separation	—	14,341,229	—	20,576,454	2,344,064	1,980,000

Mark J. Hawkins

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	855,000	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	655,001	—	—
Equity Awards (3)	—	—	—	3,174,622	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	31,271	20,847	—
Disability Income (5)	—	—	—	—	2,801,939	—
Accidental Death or Dismemberment (6)	—	—	—	—	1,140,000	1,140,000
Life Insurance (7)	—	—	—	—	—	1,140,000
Total Executive Benefits and Payments Upon Separation	—	—	—	4,715,894	3,962,786	2,280,000

2013 Proxy Statement 52

Jan Becker

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	592,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	455,000	—	—
Equity Awards (3)	—	—	—	2,316,899	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	31,896	21,264	—
Disability Income (5)	—	—	—	—	1,563,850	—
Accidental Death or Dismemberment (6)	—	—	—	—	395,000	395,000
Life Insurance (7)	—	—	—	—	—	790,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,396,295	1,980,114	1,185,000

Steven M. Blum

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	637,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	93,824	—	—
Sales Commissions and Bonus (9)	—	—	—	233,873	—	—
Equity Awards (3)	—	—	—	2,639,933	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	37,690	25,127	—
Disability Income (5)	—	—	—	—	2,955,358	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,642,820	4,980,485	4,000,000

2013 Proxy Statement 53

Pascal W. Di Fronzo

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	637,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	478,125	—	—
Equity Awards (3)	—	—	—	2,316,899	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	35,701	23,800	—
Disability Income (5)	—	—	—	—	2,962,536	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,468,225	4,986,336	4,000,000

Amar Hanspal

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	607,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	449,375	—	—
Equity Awards (3)	—	—	—	2,631,787	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	37,690	25,127	—
Disability Income (5)	—	—	—	—	2,845,114	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,726,352	4,870,241	4,000,000

2013 Proxy Statement 54

Robert Kross

Executive Benefits and Payments	Voluntary Termination on 1/31/2013 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2013 ($)	For Cause Termination on 1/31/2013 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2013 ($)	Disability on 1/31/2013 ($)	Death on 1/31/2013 ($)
Compensation:
Base Salary (1)	—	—	—	592,500	—	—
Short-Term Cash Incentive Plan (EIP) (2)	—	—	—	472,500	—	—
Equity Awards (3)	—	—	—	2,316,898	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	26,735	17,824	—
Disability Income (5)	—	—	—	—	1,670,500	—
Accidental Death or Dismemberment (6)	—	—	—	—	790,000	790,000
Life Insurance (7)	—	—	—	—	—	395,000
Total Executive Benefits and Payments Upon Separation	—	—	—	3,408,633	2,478,324	1,185,000
 _____________

(1)
Base Salary: For Mr. Bass, the amounts shown would be paid in accordance with his employment agreement that was in effect as of January 31, 2013. For the other Named Executive Officers, the amounts shown would be paid in accordance with the Executive Change in Control Program effective during the 2013 fiscal year.

(2)
Short-Term Cash Incentive Plan (EIP): For Mr. Bass, the amounts shown would be paid in accordance with his employment agreement that was in effect as of January 31, 2013. For the other Named Executive Officers, the amounts shown would be paid in accordance with the Executive Change in Control Program effective during the 2013 fiscal year. These amounts are based on the cash value of the short-term cash incentive plan, regardless of the executive officers’ election to defer part of their short-term cash incentive as RSUs under the Equity Incentive Deferral Plan.

(3)
Equity Awards: For Mr. Bass, the amounts shown reflect the value of unvested equity awards accelerated in accordance with his employment agreement that was in effect as of January 31, 2013. For the other Named Executive Officers, the amounts shown reflect the value of unvested equity awards accelerated in accordance with the Executive Change in Control Program effective during the 2013 fiscal year. Reported values are based on (i) the excess of the closing price of our Common Stock on January 31, 2013 ($38.88 per share), over the exercise price with respect to unvested stock options, and (ii) the closing price of our Common Stock on January 31, 2013 ($38.88 per share) in the case of RSUs and PSUs.

(4)
Health Insurance: For Mr. Bass, in accordance with his employment agreement that was in effect as of January 31, 2013, these amounts represent the cost of continuing coverage for Mr. Bass and his dependents. The amount shown in the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column reflects twelve months of coverage after separation. The amounts in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column reflects eighteen months of coverage after separation. For the other Named Executive Officers, these amounts represent the cost of continuing coverage for medical and dental benefits for each executive and his or her dependents (i) in the case of the Disability column, for twelve months in accordance with Autodesk's benefits program, and (ii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column, for eighteen months after separation in accordance with the Executive Change in Control Program effective during the 2013 fiscal year.

(5)
Disability Income: Reflects the estimated present value of all future payments to each executive under his or her elected disability program, which represent 100% of base salary for the first 90 days, and then 66- 2/3% of salary thereafter, with a maximum of $20,000 per month, until the age of 65. These payments would be made by the insurance provider, not by Autodesk.

(6)
Accidental Death or Dismemberment: Reflects the lump-sum amount payable to each executive or his or her beneficiaries by Autodesk’s insurance provider in the event of the executive’s accidental death. There is also a prorated lump sum payment for dismemberment. The amount shown as payable upon dismemberment is based upon the payout for the most severe dismemberment under the plan.

(7)	Life Insurance: Reflects the lump-sum amount payable to beneficiaries by Autodesk’s insurance provider in the event of the executive’s death.

(8)	Accrued Vacation Pay: At January 31, 2013, Mr. Bass had no accrued vacation.

(9)	Sales Commissions and Bonus: For Mr. Blum, amounts reflect the fiscal 2013 sales commissions and bonuses earned.

2013 Proxy Statement 55

Compensation of Directors

During fiscal 2013, our non-employee directors were eligible to receive the annual compensation set forth below:

Member of the Board of Directors	$75,000 and 8,300 RSUs
Non-executive Chairman of the Board	an additional	$65,000
Chair of the Audit Committee	an additional	$25,000
Chair of the Compensation and Human Resources Committee	an additional	$20,000
Chair of the Corporate Governance and Nominating Committee	an additional	$10,000

The annual compensation cycle for non-employee directors begins on the date of the annual stockholders' meeting and ends on the date of the next annual stockholders meeting (“Directors' Compensation Cycle”). Director compensation in the tables below represents the portion of annual compensation with respect to service during Autodesk's fiscal 2013.

For the June 16, 2011 through June 7, 2012 Directors' Compensation Cycle, each director could elect to receive up to 50% of his or her annual fee in cash, with the balance paid in the form of restricted stock issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. The restricted stock was issued at the beginning of the Directors' Compensation Cycle on the date of the annual meeting of stockholders and vested on the date of the annual meeting of stockholders in the following year, provided that the recipient was a director on such date. For the period from June 16, 2011 through June 7, 2012, all of our non-employee directors, except Mr. Beveridge, Ms. McDowell, Mr. Robel, and Mr. West, elected to convert

100% of the cash portion of their annual fees to restricted stock; Mr. Beveridge, Ms. McDowell, and Mr. West elected to receive 50% of their annual fees in the form of restricted stock; Mr. Robel elected to receive 60% of his annual fees in the form of restricted stock.

Starting with the annual meeting on June 7, 2012, each director can elect to receive up to 100% of his or her annual fees in the form of RSUs issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. The RSUs are issued at the beginning of the Directors' Compensation Cycle on the date of the annual meeting of stockholders and will vest on the date of the annual meeting of stockholders in the following year, provided that the recipient is a director on such date. For the period from June 7, 2012 through June 13, 2013, all of our non-employee directors, except Mr. Beveridge, Mr. Robel, and Mr. West, elected to convert 100% of the cash portion of their annual fees to RSUs. Mr. Beveridge did not elect to receive any portion of his annual fees in the form of RSUs and instead received 100% cash. Mr. Robel elected to receive 80% of his annual fees in the form of RSUs. Mr. West elected to receive 20% of his annual fees in the form of RSUs.

If elected, cash compensation is accrued monthly and paid quarterly, in arrears.

Autodesk's 2012 Outside Directors' Stock Plan provides for the automatic grant of RSUs to our non-employee directors. Upon being elected or appointed to our Board, each non-employee director is provided an initial grant of 12,400 RSUs, with subsequent annual grants of 8,300 RSUs (“Subsequent Annual RSUs”). The RSUs granted under the 2012 Outside Directors' Stock Plan upon election or appointment vest over a three-year period; Subsequent Annual RSUs vest over a one-year period.

2013 Proxy Statement 56

The table below presents information concerning the compensation paid by us to each of our non-employee directors for fiscal 2013. Mr. Bass, who was our employee during fiscal 2013, did not receive additional compensation for his service as a director. Mr. Georgens did not serve on our Board during the fiscal year ended January 31, 2013 and therefore did not receive compensation during that fiscal year.

Director (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($)
Crawford W. Beveridge	140,000	275,893	415,893
J. Hallam Dawson	75,000	285,978	360,978
Per-Kristian Halvorsen	85,000	287,974	372,974
Mary T. McDowell	75,000	283,351	358,351
Lorrie M. Norrington	75,000	283,351	358,351
Charles J. Robel	100,000	285,590	385,590
Stacy J. Smith	75,000	280,736	355,736
Steven M. West	95,000	276,773	371,773
 ________________

(a)	Mr. Robel is not seeking re-election to the Board at the 2013 Annual Meeting.
(b)Fees Earned or Paid in Cash reflects the dollar amounts of fees earned. As noted above, during the 2013 Directors' Compensation Cycle, directors could elect to receive up to 100% of their compensation in the form of RSUs in lieu of cash. The following table represents actual cash received by the directors in fiscal 2013 based on their elections. See footnote (c) for more information regarding the RSUs granted in lieu of cash.

Director	Fees Actually Paid in Cash ($)
Crawford W. Beveridge	115,500
J. Hallam Dawson	—
Per-Kristian Halvorsen	—
Mary T. McDowell	13,125
Lorrie M. Norrington	13,125
Charles J. Robel	27,000
Stacy J. Smith	26,250
Steven M. West	66,025

(c) The Stock Awards column reflects (i) the grant date fair value of the Subsequent Annual RSUs and (ii) the pro-rata grant date fair value of 20% of the stock awards the directors earned during fiscal 2013 in lieu of cash. The 20% represents the premium of the $1.20 worth of stock for each $1.00 of cash compensation foregone. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements in our fiscal 2013 Annual Report on Form 10-K filed on March 15, 2013. These amounts do not correspond to the actual value that will be realized by the directors upon the vesting of RSUs or the sale of the Common Stock underlying such awards.

2013 Proxy Statement 57

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 16, 2011 in lieu of cash foregone for the June 16, 2011, through June 7, 2012, Directors' Compensation Cycle.

	Restricted Stock Unit
Director	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Crawford W. Beveridge	2,305	384	83,994	13,993
J. Hallam Dawson	2,469	411	89,970	14,977
Per-Kristian Halvorsen	2,799	466	101,996	16,981
Mary T. McDowell	1,234	205	44,967	7,470
Lorrie M. Norrington	1,234	205	44,967	7,470
Charles J. Robel	1,975	329	71,969	11,989
Stacy J. Smith	—	—	—	—
Steven M. West	1,564	260	56,992	9,474

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 7, 2012 in lieu of cash foregone for the June 7, 2012, through June 13, 2013, Directors' Compensation Cycle.

	Restricted Stock Unit
Director	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Crawford W. Beveridge	—	—	—	—
J. Hallam Dawson	2,756	459	89,983	14,986
Per-Kristian Halvorsen	3,124	520	101,999	16,978
Mary T. McDowell	2,756	459	89,983	14,986
Lorrie M. Norrington	2,756	459	89,983	14,986
Charles J. Robel	2,940	490	95,991	15,999
Stacy J. Smith	2,756	459	89,983	14,986
Steven M. West	698	116	22,790	3,787

The following table shows the total amounts and fair values of Subsequent Annual RSUs granted on June 7, 2012.

	Restricted Stock Unit
Director	Grant Date	Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)
Crawford W. Beveridge	6/7/2012	8,300	270,995
J. Hallam Dawson	6/7/2012	8,300	270,995
Per-Kristian Halvorsen	6/7/2012	8,300	270,995
Mary T. McDowell	6/7/2012	8,300	270,995
Lorrie M. Norrington	6/7/2012	8,300	270,995
Charles J. Robel	6/7/2012	8,300	270,995
Stacy J. Smith	6/7/2012	8,300	270,995
Steven M. West	6/7/2012	8,300	270,995

2013 Proxy Statement 58

The aggregate number of each director's stock options and RSUs outstanding at January 31, 2013 was:

Directors	Aggregate Number of Shares Underlying Outstanding Stock Options Outstanding	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units
Crawford W. Beveridge	100,000	8,300
J. Hallam Dawson	160,000	11,056
Per-Kristian Halvorsen	140,000	11,424
Mary T. McDowell	70,000	11,056
Lorrie M. Norrington	50,000	11,056
Charles J. Robel	90,000	11,240
Stacy J. Smith	50,000	11,056
Steven M. West	110,000	8,998

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance under these plans as of January 31, 2013.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in millions) (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (#)
Equity compensation plans approved by security holders	23.8	32.88	50.2	(1)
Equity compensation plans not approved by security holders (2)	0.2	12.53	—
Total	24.0	32.69	50.2
 ______________

(1)	Included in this amount are 36.2 million securities available for future issuance under Autodesk’s 1998 Employee Qualified Stock Purchase Plan.

(2)
Amounts correspond to Autodesk’s Nonstatutory Stock Option Plan, which was terminated by the Board in December 2004. The Nonstatutory Stock Option Plan permitted the grant to eligible employees of options to purchase up to 16.9 million shares, all of which have been granted. Executive officers and members of the Board were not eligible to participate in this plan. The Nonstatutory Stock Option Plan was intended to help Autodesk attract and retain outstanding individuals in order to promote Autodesk’s success. Only nonstatutory stock options were granted under the Nonstatutory Stock Option Plan.

2013 Proxy Statement 59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s Common Stock as of March 31, 2013, for each person or entity who is known by Autodesk to own beneficially more than 5% of the outstanding shares of Autodesk Common Stock, each of Autodesk’s directors (including the nominees for directors), each of the Named Executive Officers and all directors, and executive officers as a group.

5% Stockholders, Directors and Officers (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
Principal Stockholders:
T. Rowe Price Associates, Inc. (4)	14,298,153	6.3%
BlackRock, Inc. (5)	11,838,109	5.2%
The Vanguard Group, Inc. (6)	13,591,633	6.0%
Non-Employee Directors:
Crawford W. Beveridge (7)	128,873	*
J. Hallam Dawson (8)	214,700	*
Thomas Georgens (9)	—	*
Per-Kristian Halvorsen (10)	149,199	*
Mary T. McDowell (11)	72,876	*
Lorrie M. Norrington (12)	34,734	*
Charles J. Robel (13)	100,990	*
Stacy J. Smith (14)	17,000	*
Steven M. West (15)	97,607	*
Named Executive Officers:
Carl Bass (16)	2,225,643	*
Mark J. Hawkins (17)	86,250	*
Steven M. Blum (18)	238,920	*
Pascal W. Di Fronzo (19)	264,368	*
Jan Becker (20)	186,245	*
Amar Hanspal (21)	303,588	*
Robert Kross (22)	239,091	*
All directors and executive officers as a group (16 individuals) (23)	4,360,084	1.9%
 _______________
* Represents less than one percent (1%) of the outstanding Common Stock.

(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903.

(2)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares the individual or entity has the right to acquire within 60 days of March 31, 2013, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(3)	The total number of shares of Common Stock outstanding as of March 31, 2013, was 227,064,833.

(4)
As of December 31, 2012, the reporting date of T. Rowe Price Associates, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 7, 2013, T. Rowe Price Associates, Inc. was deemed to have sole voting power with respect to 4,647,578 shares and sole dispositive power with respect to 14,298,153 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)
As of December 31, 2012, the reporting date of BlackRock, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 8, 2013, BlackRock, Inc. was deemed to have sole voting and dispositive power with respect to 11,838,109 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
As of December 31, 2012, the reporting date of The Vanguard Group, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 11, 2013, The Vanguard Group, Inc. was deemed to have sole voting power with respect to 399,370 shares, sole dispositive power with respect to 13,212,563 shares and shared dispositive power with respect to 379,070 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	Includes 100,000 shares subject to options exercisable within 60 days of March 31, 2013. Includes 28,873 shares held by trust.

2013 Proxy Statement 60

(8)	Includes 160,000 shares subject to options exercisable within 60 days of March 31, 2013. Includes 54,700 shares held by trust.

(9)	Upon appointment to the Board on March 21, 2013, Mr. Georgens was granted 12,400 restricted stock units, none of which vest within 60 days of March 31, 2013.

(10)	Includes 140,000 shares subject to options exercisable within 60 days of March 31, 2013.

(11)	Includes 70,000 shares subject to options exercisable within 60 days of March 31, 2013.

(12)	Includes 33,500 shares subject to options exercisable within 60 days of March 31, 2013.

(13)	Includes 90,000 shares subject to options exercisable within 60 days of March 31, 2013.

(14)	Includes 17,000 shares subject to options exercisable within 60 days of March 31, 2013.

(15)	Includes 90,000 shares subject to options exercisable within 60 days of March 31, 2013. Includes 10,990 shares held by trust.

(16)
Includes 2,017,500 shares subject to options exercisable within 60 days of March 31, 2013. Includes 90,057 shares held by an irrevocable trust, as to which Mr. Bass holds sole voting rights, but no dispositive rights, as special voting trustee. Mr. Bass disclaims beneficial ownership of the shares held in trust except to the extent of his pecuniary interest.

(17)	Includes 51,250 shares subject to options exercisable within 60 days of March 31, 2013.

(18)	Includes 190,000 shares subject to options exercisable within 60 days of March 31, 2013.

(19)	Includes 231,252 shares subject to options exercisable within 60 days of March 31, 2013.

(20)	Includes 138,750 shares subject to options exercisable within 60 days of March 31, 2013.

(21)	Includes 293,750 shares subject to options exercisable within 60 days of March 31, 2013.

(22)	Includes 225,000 shares subject to options exercisable within 60 days of March 31, 2013.

(23)	Includes 3,848,002 shares subject to options exercisable, and restricted stock units that vest, within 60 days of March 31, 2013.

2013 Proxy Statement 61

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

Autodesk's Related Party Transactions Policy states that all transactions between or among Autodesk and its wholly-owned subsidiaries and any Related Party, as defined, requires the prior written approval of the Chief Financial Officer. Non-routine Transactions with vendors and suppliers to Autodesk and its wholly-owned subsidiaries require the prior written approval of the Corporate Controller. In addition, in accordance with our Code of Business Conduct and the charter for the Audit Committee, our Audit Committee reviews and approves in advance any proposed “related person” transactions. Any related person transaction will be disclosed in an SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the NASDAQ. Such executive officers, directors and stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.
Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during fiscal 2013, we are not aware of any late Section 16(a) filings except for (i) one late report on Form 4 due to an administrative error, relating to the withholding of shares to cover withholding taxes incident to the vesting of restricted stock units, for each of Marc Petit and Pamela Strayer and her spouse, and (ii) one late report on Form 4, due to a broker error, relating to a same-day sale by Steven M. West.

2013 Proxy Statement 62

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee is a committee of the Board consisting solely of independent directors as required by the listing standards of the NASDAQ and rules of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on Autodesk's website at www.autodesk.com under “Investor Relations—Corporate Governance.” The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reporting, the systems of internal control and the audit process.
The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2013 with management and Ernst & Young LLP, Autodesk’s independent registered public accounting firm. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. Ernst & Young LLP is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee has received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young LLP the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1 AU section 380). The Audit Committee also discussed with management and with Ernst & Young LLP the evaluation of Autodesk’s internal controls and the effectiveness of Autodesk’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
The Audit Committee discussed with Autodesk’s internal and independent auditors the overall scope and plans for their respective audits. In addition, the Audit Committee met with the internal and the independent auditors, with and without management present, and discussed the results of their examinations and the overall quality of Autodesk’s financial reporting.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board (and the Board has approved) that Autodesk’s audited financial statements be included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Charles J. Robel (Chairman)
J. Hallam Dawson
Lorrie M. Norrington

2013 Proxy Statement 63

OTHER MATTERS
The Board does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, it is the intention of the individuals named as proxies to vote the shares they represent as the Board may recommend.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Autodesk urges you to vote at your earliest convenience.
THE BOARD OF DIRECTORS
April 29, 2013
San Rafael, California

2013 Proxy Statement 64

VOTE BY INTERNET - www.proxyvote.com
AUTODESK, INC. 111 MCINNIS PARKWAY SAN RAFAEL, CA 94903
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2013 Proxy Statement 65

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:
1. Election of Directors	For	Against	Abstain
1a Carl Bass	☐	☐	☐
1b Crawford W. Beveridge	☐	☐	☐			For	Against	Abstain
1c J. Hallam Dawson	☐	☐	☐	3	Approve, on an advisory (non-binding) basis, the compensation of Autodesk, Inc.’s named executive officers.	☐	☐	☐
1d Thomas Georgens	☐	☐	☐
1e Per-Kristian Halvorsen	☐	☐	☐
1f Mary T. McDowell	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1g Lorrie M. Norrington	☐	☐	☐
1h Stacy J. Smith	☐	☐	☐
1i Steven M. West	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2 Ratify the appointment of Ernst & Young LLP as Autodesk, Inc.’s independent registered public accounting firm for the fiscal year ending January 31, 2014.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is/are available at www.proxyvote.com.

2013 Proxy Statement 66

2013 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. (“Autodesk”), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2013, and hereby appoints Carl Bass and Pascal W. Di Fronzo, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of Autodesk to be held on June 13, 2013, at 3:00 p.m., Pacific time, at The Landmark, One Market Street, 2nd Floor, San Francisco, CA 94105 and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of the nominees named in the Proxy Statement to Autodesk’s Board of Directors, FOR the ratification of the appointment of Ernst & Young LLP as Autodesk’s independent registered public accounting firm for the fiscal year ending January 31, 2014, and FOR the approval, on an advisory (non-binding) basis, of the compensation of Autodesk’s named executive officers.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side

2013 Proxy Statement 67